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                                               Filed pursuant to Rule 424(b)(5)
                                                     Registration No. 33-84918

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 2, 1994)
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                       PSSFC EQUIPMENT LEASE TRUST 1995-1
                                  $21,423,000
                    6.85% LEASE BACKED CERTIFICATES, CLASS A
[LOGO]         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   DEPOSITOR
                          PHOENIX LEASING INCORPORATED
                              ORIGINATOR/SERVICER
--------------------------------------------------------------------------------

    The Class A Lease Backed Certificates (the "Class A Certificates") hereby offered by Prudential Securities Secured Financing Corporation represent the right to receive repayment of the Initial Class A Certificate Principal Balance ($21,423,000) of the Class A Certificates and monthly interest at a rate of 6.85% per annum on the unpaid portion of such principal amount. The rights to receive such payments are based solely upon the interests represented by the Class A Certificates in the PSSFC Equipment Lease Trust 1995-1 (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1995, among Phoenix Leasing Incorporated, as servicer of the receivables (the "Servicer"), Prudential Securities Secured Financing Corporation (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee"). The assets of the Trust will consist of certain finance leases, installment sale contracts, loan contracts and all monies relating thereto received after the Cut-Off Date (the "Leases"), the underlying equipment or property leased thereby, if any, (the "Equipment," together with the Leases, the "Receivables") and certain other property, but will not include any warrants issued by a Lessee to PLI.

    Principal and interest will be paid to the Class A Certificateholders monthly on the 25th day (or the next succeeding business day thereafter) of each month, commencing in December, 1995, as further described herein. The final payment of principal and interest on the Class A Certificates is expected to be made on February 25, 2003 (the "Expected Final Payment Date") but, in any event, shall be made no later than February 25, 2004.
    Phoenix Leasing Incorporated, a financial services and asset management company ("PLI"), will agree in the Contribution Agreement to use its best efforts to cause the transfer to Phoenix Receivables II, Inc. (the "Phoenix Finance Subsidiary"), of additional, qualifying Equipment and the related Leases during the period from and including the Closing Date to but excluding the December 1996 Payment Date, or, if a Required Amortization Event (as defined herein) occurs with respect to a Payment Date prior to the December 1996 Payment Date, such earlier Payment Date (the December 1996 or such earlier Payment Date being the "Initial Amortization Date") (such period being the "Interest-Only Period"). The Pooling and Servicing Agreement and the Receivables Transfer Agreement will provide that, to the extent such additional qualifying Equipment (the "New Equipment") and related Leases (the "New Leases") (the New Equipment, New Leases and other property appurtenant thereto is the "New Transferred Property") are available from PLI during the Interest-Only Period, an amount equal to all Base Principal Amount, Residual Receipts and Defaulted Residual Receipts will be disbursed by the Trust in consideration of the transfer to the Trust of New Transferred Property. Beginning with the Initial Amortization Date, to the extent of Available Funds, an amount equal to the Base Principal Amount and Residual Receipts shall be distributed as principal to the holders of the Class A Certificates and the Class B Certificates as described herein.
    On and after the Initial Amortization Date the Depositor will have the option on each Payment Date to transfer New Transferred Property to the Trust. Such New Transferred Property shall relate to New Leases having an aggregate Lease Principal Balance not in excess of the aggregate amount of Prepayments deposited to the Collection Account with respect to the prior Collection Period. The Trust shall disburse upon the order of the Depositor, as stated in the Pooling and Servicing Agreement, an amount equal to the aggregate Lease Principal Balances of such New Leases.
                            ------------------------
THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR THE SERVICER. SEE ALSO "SPECIAL CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE RISK FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" ON PAGE S-16 HEREIN AND ON PAGE 14 IN THE PROSPECTUS.

    The Class A Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

    Proceeds to the Depositor from the sale of the Class A Certificates will be approximately 100% of the Initial Class A Certificate Balance (as defined herein), before deducting expenses estimated to be approximately $250,000 in the aggregate.

    The Class A Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriter and subject to the approval of certain legal matters by counsel for the Underwriter. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company on or about November 30, 1995.

                       PRUDENTIAL SECURITIES INCORPORATED

                               November 29, 1995

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         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT
THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                   ------------------------------------------


         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                   ------------------------------------------

                              AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Class A Certificates offered pursuant to this Prospectus Supplement. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                   ------------------------------------------

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Company ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holders of the Certificates. See "Description of the Securities -- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.





                                       S-2
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                                SUMMARY OF TERMS

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.


ISSUER.........................   PSSFC Equipment Lease Trust 1995-1 (the
                                  "Trust" or the "Issuer").

DEPOSITOR......................   Prudential Securities Secured Financing
                                  Corporation (the "Depositor"), a Delaware corporation. The Depositor will acquire the Receivables pursuant to the Transfer
                                  Agreements and will then transfer the
                                  Receivables to the Trust. The principal
                                  executive offices of the Depositor are located at One New York Plaza, 12th Floor, New York,
                                  New York 10292, and its telephone number is
                                  (212) 778-7085.

SERVICER.......................   Phoenix Leasing Incorporated, a California
                                  corporation (the "Servicer"). The principal executive offices of the Servicer are located at 2401 Kerner Boulevard, San Rafael,
                                  California 94901, and its telephone number is
                                  (415) 485-4500.

TRUSTEE........................   Bankers Trust Company (the "Trustee"), a New
                                  York banking corporation. The corporate trust offices of the Trustee are located at Four
                                  Albany Street, New York, New York 10006, and its telephone number is (212) 250-2500.

CUT-OFF DATE...................   With respect to the Initial Leases, the close
                                  of business on November 1, 1995. With respect to any New Lease transferred to the Trust, the close of business on the day preceding the date of such transfer.

CLOSING DATE...................   On or about November 30, 1995.

PAYMENT DATES
AND RECORD DATES...............   Payment Dates will be on the 25th day of each
                                  month, or the next succeeding Business Day, commencing in December, 1995. Record Dates are the last calendar day of each month.

THE TRANSFER
 AGREEMENTS....................   The Initial Leases have heretofore been
                                  originated by the Servicer and assigned by the Servicer to one of two subsidiaries of the Servicer (each, a "Subsidiary" and together, the "Subsidiaries"). On or prior to the date of formation of the Trust, the Subsidiaries will have assigned the Initial Leases back to the Servicer. On the date of formation of the Trust, the Servicer will transfer all of its right, title and interest in and to the Initial Leases, the Initial Equipment and the property appurtenant thereto (collectively, the "Initial Transferred Property") to a special- purpose finance vehicle, Phoenix
                                  Receivables II, Inc. (the "Phoenix Finance
                                  Subsidiary") pursuant to a Contribution
                                  Agreement dated as of November 1, 1995 (the
                                  "Contribution Agreement") between the Servicer





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                                  and the Phoenix Finance Subsidiary. The
                                  Phoenix Finance Subsidiary will then further transfer the Initial Transferred Property to the Depositor pursuant to a Receivables Transfer Agreement dated as of November 1, 1995 (the "Receivables Transfer Agreement") between the Phoenix Finance Subsidiary and the Depositor. The Contribution Agreement and the Receivables Transfer Agreement are together referred to as the "Transfer Agreements." Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer the Trust Assets (including from time to time the New Leases and New Equipment) to the Trust. The Initial Transferred Property, together with any New Transferred Property are referred to as the "Transferred Property."

TRUST ASSETS...................   The assets of the Trust will consist of,
                                  initially, (i) a pool of Equipment (the
                                  "Initial Equipment"), (ii) non-cancelable equipment leases, installment sale contracts and loans relating to such Equipment and certain other loans and leases (collectively, the "Initial Leases") and all payments due and proceeds received thereunder subsequent to the Cut-Off Date with respect to the Initial
                                  Leases, together with other property
                                  appurtenant thereto. Thereafter, New
                                  Transferred Property may be transferred to the Trust. The Initial Leases, together with any
                                  New Leases are referred to as the "Leases" and the Initial Equipment together with any New
                                  Equipment are referred to as the "Equipment."

                                  On each Payment Date prior to the Initial
                                  Amortization Date, an amount equal to all Base Principal Amount, Residual Receipts and Defaulted Residual Receipts will be disbursed by the Trust in consideration of the transfer of New Transferred Property relating to Leases having an aggregate Lease Principal Balance on such Payment Date equal as nearly as practicable to the amount of such Base Principal Amount, Residual Receipts and Defaulted Residual Receipts. Beginning with the Initial Amortization Date, to the extent of Available Funds, an amount equal to the Base Principal Amount and Residual Receipts shall be distributed as principal to the holders of the Class A Certificates and the Class B Certificates as described herein.

                                  On and after the Initial Amortization Date, the Depositor will have the option on each Payment Date to transfer to the Trust New Leases having an aggregate Lease Principal Balance not in excess of the aggregate amount of Prepayments received by the Servicer during the prior Collection Period and to receive an amount of cash equal to the aggregate Lease Principal Balances of such New Leases. The Depositor's option to transfer New Leases to replace prepaid Leases on and after the Initial Amortization Date is limited to $5,000,000.

                                  Pursuant to the Contribution Agreement, PLI will make certain representations and warranties to the Phoenix Finance Subsidiary, with respect to, among other things, the Equipment and the Leases, and, pursuant to the Receivables Transfer Agreement, the Phoenix Finance Subsidiary will make certain representations and warranties to the Depositor which representations and warranties will be assigned to the Trustee under the Pooling and Servicing Agreement.





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THE CLASS A CERTIFICATES.......   The Class A Certificates will represent the
                                  right to receive a specified principal amount and monthly interest at a rate of 6.85% per annum on the unpaid portion of that principal amount. The rights to such payments are based solely on the interest in the Trust represented by the Class A Certificates.

                                  The Class A Certificates will be issued in a principal amount of $21,423,000, which is approximately 72% of the aggregate Lease Principal Balance of the Initial Leases as of the Cut-Off Date with respect to the Initial Leases (the "Initial Aggregate Lease Principal Balance"). The Initial Aggregate Lease Principal Balance will be derived using a discount rate of 8.6110% per annum (the "Actual Discount Rate") which is the sum of
                                  (i) the weighted average of the Class A
                                  Certificate Rate and the Class B Certificate
                                  Rate and (ii) 1.50%, applied to Scheduled
                                  Payments and Final Lease Payments only;
                                  Neither Residual Receipts nor Defaulted
                                  Residual Receipts enter into this calculation.

                                  The Class A Certificates are available in book-entry form only, through the facilities of DTC.

                                  The Trust will also issue two classes of subordinate certificates, the Class B Certificates and the Trust Certificate (together, the "Subordinate Certificates," and collectively with the Class A Certificates, the "Certificates").

                                  The Subordinate Certificates are not offered hereby, and will be issued initially to the Depositor, which will deliver them to the Phoenix Finance Subsidiary as partial consideration for the conveyance of the Initial Transferred Property to the Depositor. The Phoenix Finance Subsidiary expects that the Class B Certificates will be privately placed with one or more qualified institutional investors. The Phoenix Finance Subsidiary will retain the Trust Certificate.

                                  As described above under "Trust Assets" and below under "Flow of Funds," from time to time the Depositor may transfer New Transferred Property to the Trust. The Pooling and Servicing Agreement provides that, unless a Required Amortization Event occurs prior to the December 1996 Payment Date, amounts calculated by reference to Base Principal Amount, Residual Receipts and Defaulted Residual Receipts which would otherwise be paid to the holders of the Certificates will be disbursed upon the order of the Depositor, as stated in the Pooling and Servicing Agreement, in consideration of the transfer of New Transferred Property, with the result that the holders of the Certificates will receive payments of interest only, and no payments of principal, on each Payment Date prior to the December 1996 Payment Date. See "Description of the Certificates" and "Prepayment and Yield Considerations" herein.

THE LEASES.....................   The Leases consist or, in the case of the New
                                  Leases, will consist, of transactions
                                  originated by the Servicer.





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                                  Approximately 85% of the Initial Leases
                                  consist of an agreement, including, as
                                  applicable, schedules, supplements and
                                  amendments to a master lease, pursuant to which specified Equipment is leased to a lessee at a specified monthly rental. Approximately 15% of the Initial Leases take the form of loan contracts consisting of notes and accompanying security agreements. Each New Lease will be in the form of a lease or a loan.

                                  Certain of the Initial Leases that take the form of leases contain provisions requiring that the related Lessee purchase the related Equipment at the end of the related Lease term for an amount which may in certain cases be the fair market value of the related Equipment at Lease maturity. Such amount may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at Lease maturity or (b) a maximum specified amount. Any payment of such a specified amount or minimum specified amount received from a Lessee in connection with a required purchase by such Lessee at maturity of the related Lease is a "Final Lease Payment." Any such excess amount received from a Lessee is an "Excess Amount."

                                  Certain Initial Leases that take the form of leases do not contain a provision requiring the Lessee to purchase the related Equipment, but rather contain an end-of-term purchase option (such Initial Leases, the "Purchase Option Leases"). Such purchase options are exercisable at varying amounts, and are referred to as "Purchase Option Payments." In the event that a Lessee under a Purchase Option Lease does not exercise its purchase option, such Lessee is required to return the related Equipment to the Servicer and the Servicer is required to sell such Equipment at the best price obtainable. The Servicer may, but has no obligation to, purchase any such returned Equipment. The amounts of (x) any Purchase Option Payments, (y) other proceeds of the sale of Equipment in the event that the related Lessee under a Purchase Option Lease does not exercise its purchase option at the end of such Lease, and (z) Excess Amounts are collectively referred to as "Residual Receipts." Final Lease Payments are not "Residual Receipts." All proceeds of the sale of Equipment related to Defaulted Leases and any amounts collected related to the failure of such Lessee to pay any required amounts under the related Lease or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Lease or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Lease or in liquidating such Equipment are referred to as "Defaulted Residual Receipts".

                                  Generally, Lessees do not have the right to prepay their obligations under the Initial Leases; however, pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may allow prepayment by a Lessee of an amount not less than the sum of (1) the Lease Principal Balance of the related Lease as of the immediately preceding Payment

                                  Date (but without deduction for any security deposit previously paid by such Lessee to the Servicer and not deposited in the Collection Account), (2) an amount equal to the product of one-twelfth of the Actual Discount Rate and such Lease Principal Balance, (3) any Scheduled Payments theretofore due and unpaid by such Lessee and (4) any Final Lease Payment or any exercised Purchase Option Payment due or to become due under such Lease (such amounts, collectively, the "Prepayment Amount"). The Servicer will also be permitted to remove Equipment and the related Lease from the Trust for the purpose of negotiating an upgrade or trade-in of the Equipment with the Lessee, but only upon deposit into the Trust of the Lease Principal Balance of such Lease, plus accrued interest at the Actual Discount Rate and other outstanding amounts and fees (the "Reconveyance Amount"). Upon deposit of the Reconveyance Amount in the Collection Account, the Servicer will also be permitted to remove any Lease and the related Equipment with respect to which the Lessee is in default or such default is, in the Servicer's judgment, imminent. The "Lessee" is the obligor under each Initial Lease, including any guarantor.

                                  All of the Initial Leases that are in the forms of leases are "net leases" (i.e., the Lessee assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance). The Initial Leases that are in the form of leases also contain provisions which unconditionally obligate the Lessee to make all Scheduled Payments and any Final Lease Payment thereunder.

                                  The Initial Equipment and related Leases have been selected from PLI's portfolios of equipment and lease contracts based on the criteria specified in the Transfer Agreements and any New Equipment and New Leases must conform to such criteria at the time of the transfer of such New Equipment and New Leases into the Trust.

                                  The Initial Equipment represents 325 Leases.
                                  As of the Cut-Off Date with respect to the Initial Leases, the weighted average remaining term to maturity was approximately 44.79 months. The final Scheduled Payment or Final Lease Payment on the Initial Lease with the latest maturity is due in March, 2001. As of the Cut-Off Date, the average Lease Principal Balance of the Initial Leases was approximately $91,775.24 calculated using the Assumed Discount Rate. The Initial Leases amortize their respective Lease Principal Amounts on the actuarial method. See "The Receivables Pool" herein for more information concerning the Initial Leases.

AFFIRMATIVE
COVENANTS......................   PLI will covenant and agree in the
                                  Contribution Agreement, among other things, during the Interest-Only Period, (i) to remain in the business of originating and purchasing equipment and related leases substantially similar to the Initial Equipment and Initial
                                  Leases, (ii) to use its best efforts to
                                  originate and purchase such equipment and related leases in a quantity no less than the cumulative amount of Base Principal

                                  Amount, Residual Receipts and Defaulted
                                  Residual Receipts during the Interest-Only
                                  Period, (iii) not to sell, or enter into agreements to sell, such equipment or related leases to others in a manner which would materially and adversely affect PLI's ability to perform its obligations under the Contribution Agreement to make available New Leases for transfer to the Trust.

FLOW OF FUNDS..................   The Pooling and Servicing Agreement will
                                  require that the Trustee establish an account
                                  (the "Collection Account") and that the
                                  Servicer deposit to the Collection Account all collections received by the Servicer on the Leases no later than two business days following the Servicer's determination that such amounts relate to the Leases or the Equipment.

                                  On each Payment Date prior to the Initial
                                  Amortization Date, the Trustee will be
                                  required to make the following payments from the Available Funds and the Residual Receipts then on deposit in the Collection Account, in the following order of priority:

                                        (i) from the Available Funds, to the
                                     Servicer, the Servicer Fee then due,
                                     together with any unrecoverable Servicer
                                     Advances and certain miscellaneous amounts;

                                        (ii) from the Available Funds then
                                     remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

                                        (iii) from the Available Funds then
                                     remaining in the Collection Account, to the Class B Certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related Collection Period;

                                        (iv) from the amount then remaining in
                                     the Collection Account, to the Servicer, certain miscellaneous amounts;

                                        (v) from the Available Funds and
                                     Residual Receipts then remaining in the
                                     Collection Account, and from amounts then remaining in the New Transferred Property Funding Account, an amount which would be, in the absence of losses, equal to the sum of (A) the Base Principal Amount with respect to such Payment Date and (B) the Residual Receipts and the Defaulted Residual Receipts received by the Servicer during the prior Collection Period to the Depositor up to an amount equal to the aggregate Lease Principal Balances of the New Leases available to be transferred to the Trust and the remainder to the New Transferred Property Funding Account; and

                                        (vi) to the Holder of the Trust
                                     Certificate, any remaining amounts.

                                  On any Payment Date prior to the Initial
                                  Amortization Date, PLI shall have no
                                  obligation to make available to the Trust the amount by which

                                  (i) an amount equal to the sum of (a) the Base Principal Amount with respect to such Payment Date and (b) the Residual Receipts and the Defaulted Residual Receipts received by the Servicer during the prior Collection Period exceeds (ii) the actual amount of the sum of
                                  (a) the Available Funds and Residual Receipts then remaining in the Collection Account and
                                  (b) the amounts then remaining in the New
                                  Transferred Property Funding Account.

                                  On and after the Payment Date which is also the Initial Amortization Date, the Trustee will be required to make the following payments from the Available Funds and the Residual Receipts then on deposit in the Collection Account, in the following order of priority:

                                        (i) from the Available Funds, to the
                                     Servicer, the Servicer Fee then due,
                                     together with any unrecoverable Servicer
                                     Advances and certain miscellaneous amounts;

                                        (ii) from the Available Funds then
                                     remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

                                        (iii) until the Class A Certificate
                                     Principal Balance has been reduced to zero, to the Class A Certificateholders, (a) from the Available Funds then remaining in the Collection Account, the sum of (1) the Class A Base Principal Distribution Amount for such Payment Date, and (2) any Class A Overdue Principal and (b) one- half of the Residual Receipts received by the Servicer during the prior Collection Period;

                                        (iv) from the Available Funds then
                                     remaining in the Collection Account, to the Class B Certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related Collection Period;

                                        (v) until the Class B Certificate
                                     Principal Balance has been reduced to zero, to the Class B Certificateholders, (a) from the Available Funds then remaining in the Collection Account, the sum of (1) the Class B Base Principal Distribution Amount for such Payment Date, and (2) any Class B Overdue Principal and (b) one- half of the Residual Receipts received by the Servicer during the prior Collection Period;

                                        (vi) from the Available Funds then
                                     remaining in the Collection Account, to the Servicer, certain miscellaneous amounts; and

                                        (vii) to the Holder of the Trust
                                     Certificate, any remaining amounts.

                                  See "Description of the Certificates - Flow of Funds" in this Prospectus Supplement for the definitions of certain defined terms used above.

SUBORDINATION PROVISIONS.......   The credit enhancement available for the
                                  benefit of the Class A Certificateholders is provided by the "Subordinate Certificates"
                                  (i.e., the Class B Certificates and the Trust
                                  Certificate). The Trust Certificate is
                                  subordinate to the Class B Certificates.

                                  The Certificates have been issued in an
                                  aggregate initial principal amount equal to the Initial Aggregate Lease Principal Balance of $29,756,661.70 in the following proportions: Class A Certificates, approximately 72% (the "Class A Percentage"), Class B Certificates, approximately 19% (the "Class B Percentage") and the Trust Certificate, approximately 9%.

                                  The cash flow and subordination provisions of the Pooling and Servicing Agreement provide that Available Funds and Residual Receipts on each Payment Date will be used to fund payments to the Certificateholders (and to pay the fees and expenses of the Servicer). "Available Funds" with respect to a Payment Date generally includes amounts collected during the immediately preceding Collection Period with respect to the Leases and the Equipment, including Scheduled Payments, Final Lease Payments and Defaulted Residual Receipts.

                                  On each Payment Date prior to the Initial
                                  Amortization Date, with respect to amounts due to the Certificateholders, the Pooling and Servicing Agreement first requires that there be paid interest (together with any overdue interest and interest thereon) to the Class A Certificateholders, and, second, interest (together with any overdue interest and interest thereon) to the Class B Certificateholders.

                                  On and after the Payment Date which is also the Initial Amortization Date, with respect to amounts due to the Certificateholders, the Pooling and Servicing Agreement first requires funding of both interest and principal payments to the Class A Certificateholders, and second, the funding of both interest and principal payments to the Class B Certificateholders, as further described herein.

                                  The amount to be allocated as a payment of principal is the sum of (i) the Base Principal Amount and (ii) Residual Receipts received by the Servicer during the prior Collection Period.

                                  The Pooling and Servicing Agreement defines
                                  "Residual Receipts" to mean all Purchase
                                  Option Payments, Excess Amounts, and proceeds of the sale of Equipment in the event the related Lessee does not purchase the Equipment at the end of the related Lease. The Pooling and Servicing Agreement defines "Defaulted Residual Receipts" to mean all proceeds of the sale of Equipment related to Defaulted Leases and any amounts collected related to the failure of such Lessee to pay any required amounts under the related Lease or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Lease or such Equipment and
                                  (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Lease or in liquidating such Equipment.

                                  On each Payment Date on and after the Payment Date which is also the Initial Amortization Date, 50% of the Residual Receipts received by the Servicer during the prior Collection Period will be due to the Class A Certificateholders as a payment of principal until the Class A Certificate Principal Balance has been reduced to zero and 50% of the Residual Receipts will be due to the Class B Certificateholders as a payment of principal until the Class B Certificate Principal Balance has been reduced to zero. Defaulted Residual Receipts will be included in Available Funds and will be distributed as further described herein.

                                  The effect of the foregoing will be, in the absence of losses, to accelerate to some degree, beginning on the Initial Amortization Date, the amortization of the Class A Certificates and the Class B Certificates relative to the amortization of the Lease pool. As a result of these provisions the relative proportion of the Trust's assets represented by the Class A Certificates and by the Class B Certificates will decline over time, with a relative increase in the proportion of the Trust's assets represented by the Trust Certificate.

                                  The "Base Principal Amount," with respect to any Payment Date, is generally equal to the decrease in the aggregate Lease Principal Balance from the beginning of the prior Collection Period to the end of the prior Collection Period. This decrease will generally be an amount equal to the sum of actual principal collections during the prior Collection Period, Reconveyance Amounts delivered to the Trustee in connection with the removal of Leases, plus the Lease Principal Balance of any Lease which became a "Defaulted Lease" during such Collection Period. A Lease becomes a "Defaulted Lease" at the earlier of the date on which (i) four Scheduled Payments are due and unpaid as of any Calculation Date or (ii) the Servicer determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments and Final Lease Payment, if any, is unlikely or (iii) such Lease has been rejected by or on behalf of the Lessee in a bankruptcy proceeding. The Pooling and Servicing Agreement requires that a Defaulted Lease be assigned a Lease Principal Balance of zero.

                                  On each Payment Date on and after the Payment Date which is also the Initial Amortization Date, approximately 72% (the "Class A Percentage") of the Base Principal Amount will be due to the Class A Certificateholders as the "Class A Base Principal Distribution Amount" until the Class A Certificate Principal Balance has been reduced to zero. Approximately 19% (the "Class B Percentage") of the Base Principal Amount will be due to the Class B Certificateholders as the "Class B Base Principal Distribution Amount" until the Class B Certificate Principal Balance has been reduced to zero.

                                  Since the Available Funds on any Payment Date on and after the Payment Date which is also the Initial Amortization Date, are applied in the order of priority described above under "Flow of Funds" until such Available Funds are exhausted, the effect of (x) including deemed losses (i.e., the Lease Principal Balance of any Defaulted Lease) in the

                                  "Base Principal Amount" and (y) assigning payment of the "Class A Base Principal Distribution Amount" a higher priority than either (i) the "Class B Base Principal Distribution Amount" or (ii) payments to the Holder of the Trust Certificate is to allocate losses first, to the Holder of the Trust Certificate and second, to the Class B Certificateholders.

                                  Through the operation of the "Class A Overdue Principal" and "Class B Overdue Principal" provisions, Class A Certificateholders and Class B Certificateholders are entitled to receive any aggregate, cumulative shortfalls of Class A Base Principal Distribution Amounts and Class B Base Principal Amounts not paid on prior Payment Dates.

                                  If, prior to the Initial Amortization Date, the Trust Certificate Principal Balance is reduced below 5%, then PLI will be required on the next Payment Date to arrange for the transfer to the Trust of New Transferred Property relating to New Leases having an aggregate Lease Principal Balance necessary to increase the Trust Certificate Principal Balance to the 5% level.

SERVICING......................   The Servicer will be responsible for
                                  servicing, managing and administering the
                                  Transferred Property and enforcing and making collections on the Leases. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer.
                                  The Servicer will be entitled to receive (a) a monthly fee (the "Servicer Fee") of the product of (i) one-twelfth of 1.50% and (ii) the aggregate outstanding Lease Principal
                                  Balance of all Leases as of the beginning of the previous Collection Period, payable out of the Collection Account, (b) late payment fees and (c) certain other fees paid by the Lessees
                                  ("Servicing Charges"), as compensation for acting as Servicer.

                                  Under certain limited circumstances, the
                                  Servicer may resign or be removed, in which event either the Trustee or a third party meeting the requirements set forth in the Pooling and Servicing Agreement will be appointed as successor Servicer. See "Description of the Certificates -- Events of Servicing Termination."

                                  The Servicer will be required to cause amounts collected on the Leases on behalf of the Trust to be deposited to the Collection Account maintained by the Trustee no later than two business days following the Servicer's determination that such amounts relate to the Leases or the Equipment. See "Description of the Certificates -- Collection Account and Investment of Funds." The Servicer will also be required to make advances for delinquent Scheduled Payments and Final Lease Payments, but only to the extent it determines in its sole discretion that such advances will be recoverable in future periods. See "Description of the Certificates -- Servicer Advances."

SUBSTITUTION AND
MODIFICATIONS..................   The Pooling and Servicing Agreement permits
                                  the Servicer, subject to certain requirements, to make substitutions in replacement of Defaulted Leases or modify Leases, provided that (x) the substitute Lease, or the Lease as modified, has a Lease Principal Balance not lower than the Lease Principal Balance of the substituted Lease, or the Lease prior to such modification, as the case may be, (y) the substituted or modified Lease may not have a maturity date later than the maturity date of any other Lease then held by the Trust and (z) the aggregate, cumulative Lease Principal
                                  Balance of such substituted or modified Leases may not exceed 10% of the Initial Aggregate
                                  Lease Principal Balance.

ADVANCES.......................   Subject to the limitations described herein,
                                  on the third business day prior to any Payment
                                  Date, the Servicer will be required to make an advance to the Trustee in an amount sufficient to cover all amounts due and unpaid on any Delinquent Lease (a "Servicer Advance") as of the fifth business day immediately preceding such Payment Date (the "Determination Date").

                                  A "Delinquent Lease" will mean, as of any Determination Date, any Lease (other than a Lease which became a Defaulted Lease prior to such Determination Date) with respect to which more than 90% of the Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due. With respect to any Delinquent Lease, whenever the Servicer shall have determined that it will be unable to recover a Servicer Advance or a portion thereof on such Delinquent Lease, the Servicer will not be required to make such Servicer Advance or portion thereof, but will be required to enforce its remedies (including acceleration) under such Lease. Furthermore, if at any time Phoenix Leasing Incorporated is no longer the Servicer, no Servicer Advances will be required. The Pooling and Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are Nonrecoverable Advances, or any Delinquent Leases for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Leases, the Trustee shall draw on the Collection Account to repay such Servicer Advances.

OPTIONAL REMOVAL...............   The holder of the Trust Certificate will have
                                  the option, subject to certain conditions set forth in the Pooling and Servicing Agreement, including the deposit of the sum specified in the Pooling and Servicing Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate
                                  Class A Certificate Principal Balance and the
                                  Class B Certificate Principal Balance is less than 10% of the Initial Class A Certificate
                                  Principal Balance and the Initial Class B
                                  Certificate Principal Balance. In the event of such a removal, the entire outstanding Class A
                                  Certificate Principal Balance and the Class B
                                  Certificate Principal Balance, together with accrued interest thereon at the related
                                  Certificate Rate, will be
                                  required to be paid to the Class A
                                  Certificateholders and the Class B
                                  Certificateholders on such Payment Date.

LIMITED REMOVAL
OBLIGATION.....................   PLI will be obligated to accept the
                                  reconveyance of a piece of Equipment and the related Lease from the Trustee and to deposit the Reconveyance Amount if the interest of the Trust, in any of the related Equipment, the related Lease, or the related Lease file is materially adversely affected by a breach of a representation or warranty made by PLI with respect to such Lease and if such breach has not been cured as of the last day of the month following the month of discovery of such breach.

CERTAIN LEGAL
ASPECTS OF THE LEASES..........   The Phoenix Finance Subsidiary will warrant
                                  that the transfer to the Trust of the
                                  Transferred Property is either a valid
                                  transfer and assignment of the Transferred
                                  Property or the grant of a security interest in the Transferred Property. The Phoenix
                                  Finance Subsidiary will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Transferred Property, then the Trust will have a first priority perfected security interest therein, except for the Equipment and certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. The Servicer will be required to take such action as is required to perfect the Trust's interest in the Transferred Property except as discussed below with respect to the Equipment. If the Subsidiaries, PLI, the Phoenix Finance
                                  Subsidiary, the Depositor, the Servicer or the Trustee, while in possession of an item of Transferred Property, sells or pledges and delivers such Transferred Property to another party, in violation of the Pooling and Servicing Agreement, there is a risk that the purchaser could acquire an interest in such an item of Transferred Property having priority over the Trust's interest.

                                  Because of the administrative burden and expense that would be entailed in so doing, none of the Subsidiaries, PLI, the Phoenix Finance Subsidiary, the Depositor nor the Servicer has filed or will be required to file UCC (as herein defined) financing statements in favor of the Trustee identifying the Equipment related to the Franchise Business leases as collateral pledged to the Trustee on behalf of the Trust. In the absence of such filings any security interest in the related Equipment will not be perfected in favor of the Trustee and the Trustee shall have no liability with respect to such lack of perfection. Upon request, the Servicer will be required to make such filings with respect to Defaulted Leases. UCC financing statements identifying the Equipment related to the Growth Capital leases as collateral pledged to the Trust will be filed in California, Washington and New Jersey, but will not be filed in any other jurisdiction in which such Equipment is located. See "Special Considerations" and "Certain Legal Aspects of the Receivables" in the Prospectus.

TAX STATUS.....................   Tax Counsel is of the opinion that under
                                  existing law the Class A Certificates will be characterized as indebtedness for federal income tax purposes. Under the Pooling and Servicing Agreement, the Depositor, the
                                  Servicer, the Certificateholders and other parties will agree to treat the Class A
                                  Certificates as debt for all income tax
                                  purposes. See "Certain Federal Income Tax
                                  Consequences" in the Prospectus Supplement for additional information concerning the application of federal income tax laws.

RATING OF THE CLASS A
  CERTIFICATES.................   It is a condition to the issuance of the
                                  Class A Certificates that they be rated at least "A" by Duff & Phelps Credit Rating Co.
                                  (the "Rating Agency").

ERISA CONSIDERATIONS...........   Subject to the considerations discussed under
                                  "ERISA Considerations" herein and in the Prospectus, the Class A Certificates are not generally eligible for purchase by employee benefit plans that are subject to the Employee
                                  Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA Considerations" herein and in the Prospectus.

SPECIAL CONSIDERATIONS.........   For a discussion of certain factors that
                                  should be considered by prospective investors in the Class A Certificates, see "Special
                                  Considerations" herein and in the Prospectus.

LEGAL MATTERS..................   Certain legal matters relating to the
                                  Certificates will be passed upon for the Phoenix Finance Subsidiary, PLI and the
                                  Servicer by Thelen, Marrin, Johnson & Bridges,
                                  Los Angeles, and for the Underwriter by Dewey
                                  Ballantine, New York, New York. Certain
                                  Federal income tax matters will be passed upon for the Issuer by Dewey Ballantine, New York,
                                  New York.

                             SPECIAL CONSIDERATIONS

             Prospective Class A Certificateholders should consider, among other things, the following factors in connection with the purchase of the Class A
Certificates:

             INTERESTS IN THE RECEIVABLES. The Receivables have heretofore been originated by the Servicer and assigned by the Servicer to the Subsidiaries. On or prior to the date of formation of the Trust, the Subsidiaries will have assigned the Initial Leases back to the Servicer. The Servicer will transfer the Receivables to the Phoenix Finance Subsidiary, the Phoenix Finance Subsidiary will transfer the Receivables to the Depositor, and the Depositor will transfer the Receivables to the Trust. The Phoenix Finance Subsidiary will warrant to the Depositor in the Receivables Transfer Agreement that the transfer to the Trust of the Transferred Property is either a valid assignment, transfer and conveyance or the grant of a security interest, and the Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or the grant to the Trustee for the benefit of the Certificateholders of a security interest in the Receivables. The Phoenix Finance Subsidiary will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, then the Trustee will have a first priority perfected security interest therein and, with certain exceptions, in the proceeds thereof. If the Subsidiaries, PLI, the Phoenix Finance Subsidiary, the Depositor, the Servicer or the Trustee, while in possession of an item of Receivables, sells or pledges and delivers such item of Receivables to another party, in violation of the Pooling and Servicing Agreement, there is a risk that such other party could acquire an interest in such item of Receivables having priority over the Trust's interest. The Pooling and Servicing Agreement provides that the Servicer will maintain possession of the Lease Files. PLI will make certain representations and warranties with respect to its ownership of the Receivables prior to the date of transfer to the Phoenix Finance Subsidiary. The Phoenix Finance Subsidiary will make certain representations and warranties with respect to its ownership of the Receivables as of the date of the transfer to the Depositor. PLI will be obligated to accept the reconveyance of any item of Receivables from the Trustee if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such item of Receivables and such breach has not been cured.

             Because of the administrative burden and expense, UCC financing statements identifying any of the Equipment related to the Franchise Business leases as collateral pledged to the Trust will not be filed in any jurisdiction. In the absence of such filings, no security interest in the related Equipment will be perfected in favor of the Trust and the Trustee shall have no liability with respect to such lack of perfection; consequently, any tax, government or other subsequent lien on the property of the Holder of the Trust Certificate may have priority over the Trust's interest in the related Equipment. UCC financing statements identifying the Equipment related to the Growth Capital leases as collateral pledged to the Trust will be filed in California, Washington and New Jersey, but will not be filed in any other jurisdiction in which such Equipment is located.


                              THE RECEIVABLES POOL

THE EQUIPMENT

             The Equipment subject to the Leases is described below.

             SMALL COMPUTER SYSTEMS, PERSONAL COMPUTERS AND WORKSTATIONS. The Equipment includes small computer systems, as well as personal computers and workstations. A small computer system typically consists or a central processing unit, disk or tape drives or both, printers and interactive typewriters or video display type terminals, and will often also possess data communication capabilities of a limited nature. A small computer system is generally used by businesses in various functions such as accounting, inventory control and sales management operations.

             Personal (or micro) computers leased pursuant to the Leases include central processing units that generally use Intel or Motorola based processors. The peripherals used with these processors include hard disk drives, graphic display systems, memory, and networking hardware and software that enable individual personal computers to communicate with one another across a local area network. These microsystems run MS/DOS, Windows, OS/2 and Macintosh operating systems.

             Workstations leased pursuant to the Leases are high performance engineering and design systems that are far more sophisticated and complex than microcomputers. Sun Microsystems, Hewlett- Packard, Digital Equipment Corporation, Silicon Graphics and IBM are the primary manufacturers of these systems that utilize central processors known as RISC, or Reduced Instruction Set technology, that offer dramatic performance increases over conventional processor designs. These workstations are able to communicate with each other at very high speeds and are the overwhelming choice of technical professionals in many fields.

             LABORATORY AND TEST EQUIPMENT. Laboratory and test equipment leased pursuant to the Leases includes microscopes, centrifuges, spectrometers and spectrophotometers, incubators, laminar flow hoods and environmental control systems. The laboratory gear and test equipment is used across a broad range of scientific disciplines including biotechnology research and development.

             PRODUCTION, MANUFACTURING AND FABRICATION EQUIPMENT. This Equipment includes virtually any type of equipment typically used by companies that are in a position to commence (or continue) production of recently developed products. This is equipment that the lessee would use in the manufacture of its product. To facilitate remarketing, PLI endeavors to include only equipment that could easily be used by others in the production of similar products.

             FURNITURE AND FIXTURES. This Equipment includes virtually any type of furniture or fixtures used by a company in connection with its business, including without limitation wall, window and floor coverings, signs, appliances, furnishings, fixtures and certain leasehold improvements.

             INTANGIBLES. Intangibles include certain soft costs including but not limited to: installation, freight and shipping charges related to Equipment, and franchise fees due to the franchisor.

             OTHER EQUIPMENT. Other Equipment types include copiers and high volume duplication equipment, phone and telecommunications systems, recreational equipment, consumer electronics, such as televisions, stereos and video cassette recorders, computer software products and other office, manufacturing and capital equipment.

THE LEASES

             Approximately 85% of the Initial Leases consist of an agreement, including, as applicable, schedules, supplements and amendments to a master lease, pursuant to which specified Equipment is leased to a lessee at a specified monthly rental. Approximately 15% of the Initial Leases take the form of loan contracts consisting of notes and accompanying security agreements. Each New Lease will be in the form of a lease or a loan.

             All of the Initial Leases that take the form of leases are "net leases" (i.e., the Lessee assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair). In addition, all Initial Leases that take the form of leases contain "hell or high water" clauses unconditionally obligating the Lessee to make periodic payments, without setoff, at the time and on the dates specified in such Lease, notwithstanding default by the

Servicer, either Subsidiary or any assignee of the Servicer or either Subsidiary under such Lease, damage to or destruction of the related Equipment or any other event.

             Most of the Initial Leases that take the form of leases are viewed by the Subsidiaries and the Servicer as "true" leases and not as leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code (the "UCC") in effect in the state of California. Under a true lease the lessor bears the risk of ownership and no title is conferred upon the lessee. The lessee under a true lease has the right to the temporary use of equipment for a term shorter than the economic life of such equipment in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased equipment. Predominantly all of the Initial Leases that take the form of leases are recorded by the Servicer and were recorded by the Subsidiaries under generally accepted accounting principles ("GAAP") as either direct financing leases in which the lessor has title to the equipment and which provide for a "residual" payment in the form of a required "balloon" payment or an optional purchase at lease maturity, sales-type leases (installment sale contracts) in which the lessor has title to the equipment but which do not provide for a "residual" payment (i.e., the periodic scheduled payments fully amortize the equipment cost) or as notes, under which the lessee has title to the equipment and no "residual" payment is required.

             Lessees under the Initial Leases that take the form of leases may, upon prior written notice to the Servicer, assign or sublease the related Equipment, provided that the Servicer consents to the assignee or sublessee in accordance with the terms of the related Lease. The right to receive such prior written notice and grant or deny such consent shall be exercised by the Servicer pursuant to the authority delegated to it in the related Lease. Notwithstanding any such assignment or sublease, each Lessee will remain liable for the lessee obligations under the related Lease and such Lease will remain part of the assets of the Trust.

             The Certificates are secured by 325 Initial Leases with an initial aggregate Lease Principal Balance of approximately $29,826,953.01 calculated using the Assumed Discount Rate.

             The Initial Leases consist of transactions originated by the Servicer and assigned by the Servicer to one of the Subsidiaries. On or prior to the date of formation of the Trust, the Subsidiaries will have assigned the Initial Leases back to the Servicer. The Servicer will transfer the Receivables to the Phoenix Finance Subsidiary, the Phoenix Finance Subsidiary will transfer the Receivables to the Depositor, and the Depositor will transfer the Receivables to the Trust.

             Certain of the Initial Leases that take the form of leases contain provisions requiring that the related Lessee purchase the related Equipment at the end of the related Lease term for an amount, which may in certain cases be the fair market value of the related Equipment at Lease maturity. Such amount may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at Lease maturity or (b) a maximum specified amount. Any payment of such a specified amount or minimum specified amount received from a Lessee in connection with a required purchase by such Lessee at maturity of the related Lease is a "Final Lease Payment." Any such excess amount received from a Lessee is an "Excess Amount".

             Certain Initial Leases that take the form of leases do not contain a provision requiring the related Lessee to purchase the related Equipment, but rather contain an end-of-term purchase option (such Leases, the "Purchase Option Leases"). Such purchase options are exercisable at varying amounts, and are referred to as "Purchase Option Payments." In the event that a Lessee under a Purchase Option Lease does not exercise its purchase option, such Lessee is required to return the related Equipment to the Servicer and the Servicer is required to sell such Equipment at the best price obtainable. PLI may, but has no obligation to, purchase any such returned Equipment. The amounts of (x) any Purchase Option Payments, (y) other proceeds of the sale of Equipment in the event that the related Lessee under a

Purchase Option Lease does not exercise its purchase option at the end of the related Lease, and (z) Excess Amounts are collectively referred to as "Residual Receipts." Final Lease Payments are not "Residual Receipts." All proceeds of the sale of Equipment related to Defaulted Leases and any amounts collected related to the failure of such Lessee to pay any required amounts under the related Lease or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Lease or such Equipment and
(ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Lease or in liquidating such Equipment are referred to as "Defaulted Residual Receipts".

             The Initial Leases that take the form of leases are exclusively on a "net" basis, that is, the lessee is responsible for all operating expenses, including taxes and insurance premiums. All of the Lessees under the Initial Leases are obligated to: 1) remit all Lease Payments due; 2) operate the related Equipment in compliance with the manufacturers' instructions; 3) maintain and service the related Equipment; and 4) insure the related Equipment against casualty losses, public liability for bodily injury and against property damage.

             References herein to percentages of Lessees refer in each case to the percentage of the aggregate Lease Principal Balance of the Initial Leases as of the Cut-Off Date.

             As of the Cut-Off Date, the Initial Leases had remaining terms to maturity of 20 to 65 months. The final Scheduled Payment or Final Lease Payment on the Initial Lease with the latest maturity is in March, 2001. As of the Cut-Off Date, the Lease Principal Balances of the Initial Leases range from $2,104.07 to $668,060.17. No more than 2.75% of the initial aggregate Lease Principal Balance is attributable to any one Lessee (including affiliates of such Lessee), and the average Lease Principal Balance is approximately $91,775.24. No more than 4.91% of the Initial Aggregate Lease Principal Balance is attributable to any one franchisor. The statistical information set forth in this paragraph has been calculated using the Assumed Discount Rate.

             The Initial Leases generally do not provide for a right of the Lessee to prepay. However, under the Pooling and Servicing Agreement, the Servicer is permitted to allow prepayment in an amount not less than the Prepayment Amount. In addition, in the event that a Lessee requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Lease from the Pool of Receivables, but only upon payment of an amount equal to the sum of (1) the Lease Principal Balance as of the first day of the Collection Period preceding such removal, (2) one month's interest thereon at the Actual Discount Rate, and (3) any Scheduled Payments due and outstanding under such Lease that have not been paid by the Lessee (collectively the "Reconveyance Amount").

SUBSTITUTIONS AND MODIFICATIONS

             Pursuant to the Pooling and Servicing Agreement, the Servicer will have the right (but not the obligation) at any time to substitute one or more Receivables (each a "Substitute Receivable") for a Receivable ("Predecessor Receivable") if:

               (i) the Predecessor Receivable then meets the requirements for being a "Defaulted Lease"; and

              (ii) the aggregate Lease Principal Balance(s) of such Substitute Receivable or Receivables is at least equal to the aggregate Lease Principal Balance(s) of such Substitute Receivable or Receivables, each as of the Calculation Date immediately following the date of such substitution; and

             (iii) the Substitute Receivable or Receivables does not have a maturity date later than the maturity date of any other Lease held by the Trust.

             In addition, the Servicer has the right to modify the payment terms of the Leases under certain circumstances, provided the Lease, as modified, (i) has a Lease Principal Balance not lower than the Lease Principal Balance of the Lease prior to the modification and (ii) does not have a maturity date later than the latest maturity date of any other Lease then held by the Trust. See "Description of the Certificates -- Remittance and Other Servicing Procedures" for a description of additional provisions regarding modifications.

             The Pooling and Servicing Agreement further provides that the aggregate Lease Principal Balance of all Leases substituted or modified may not exceed 10% of the Initial Aggregate Lease Principal Balance.

             Upon repossession and disposition of any Equipment subject to a Defaulted Lease, any deficiency remaining will be pursued to the extent deemed practicable by the Servicer. The Servicer on behalf of the Holder of the Trust Certificate is directed to maximize the Net Residual Value of the Equipment relating to any Defaulted Lease, and, in such regard, the Servicer may sell such Equipment at the best available price, refurbish such Equipment and re-lease such Equipment to third parties, or take any other commercially reasonable steps to maximize such Equipment's Net Residual Value. Liquidation proceeds with respect to any such Defaulted Lease, including any future payments received with respect to such Defaulted Leases, shall be paid to the Collection Account. If the Servicer reasonably believes that the Net Residual Value of any Equipment is zero or de minimis, it will dispose of such Equipment in accordance with its standard procedures.

             Following is certain statistical information relating to the Receivables Pool, calculated as of the Cut-Off Date. Certain columns may not add to 100% due to rounding. Although the Actual Discount Rate is 8.6110% per annum, the statistical information set forth in the following tables has been calculated assuming a discount rate of 8.4834% per annum (the "Assumed Discount Rate").

             DISTRIBUTION OF THE LEASES BY LEASE PRINCIPAL BALANCES

--------------------------------------------------------------------------------------------------------------------
       Current Discounted                                                                    Percentage of Initial
     Lease Principal Balance             Number of             Aggregate Lease             Aggregate Lease Principal
     as of the Cut-Off Date                Leases              Principal Balance                     Balance
---------------------------------     ----------------   ----------------------------      -------------------------
$0          to  $5,000                          5               $     14,860.35                        0.05
$5,001      to  $10,000                         5                     37,948.01                        0.13
$10,001     to  $15,000                         6                     77,964.67                        0.26
$15,001     to  $20,000                         7                    120,298.67                        0.40
$20,001     to  $25,000                        19                    434,180.25                        1.46
$25,001     to  $50,000                        87                  3,264,318.87                       10.94
$50,001     to  $75,000                        58                  3,484,231.36                       11.68
$75,001     to  $100,000                       33                  2,898,415.26                        9.72
$100,001    to  $150,000                       51                  6,174,576.07                       20.70
$150,001    to  $200,000                       25                  4,238,895.49                       14.21
$200,001    to  $250,000                       12                  2,692,919.08                        9.03
$250,001    to  $300,000                        6                  1,617,799.56                        5.42
$300,001    to  $350,000                        3                    944,530.91                        3.17
$350,001    to  $400,000                        1                    363,912.00                        1.22
$400,001    to  $450,000                        3                  1,261,183.86                        4.23
$450,001    to  $500,000                        1                    477,191.72                        1.60
$500,001    to  $600,000                        2                  1,055,666.72                        3.54
$600,001    to  $750,000                        1                    668,060.17                        2.24
--------------------------------------------------------------------------------------------------------------------
            Total................             325               $ 29,826,953.01                      100.00%
====================================================================================================================

                  DISTRIBUTION OF THE LEASES BY LESSEE INDUSTRY

-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage of Initial
                                                       Number            Aggregate Lease             Aggregate Lease
                  Industry Type                       of Leases         Principal Balance           Principal Balance
------------------------------------------------   --------------   -------------------------   -----------------------
Biomedical                                               39              $  5,478,032.72                  18.37
Communications Equipment                                 18                 2,000,075.44                   6.71
Computer Peripheral Equipment                             3                   645,126.91                   2.16
Computer System                                           1                    25,579.98                    .09
Consumer Retail/Misc.                                     3                   352,024.93                   1.18
Food Service                                             36                 4,260,859.24                  14.29
General and Warehouse Retail                              2                    74,616.72                    .25
Hospitality                                             136                 7,793,956.56                  26.13
Multimedia Equipment                                      1                   194,663.94                    .65
Other                                                     1                   508,094.37                   1.70
Printing, Copying Supplies and Services                   9                   575,723.70                   1.93
Semiconductor                                             7                   540,692.52                   1.81
Services                                                 10                   796,302.84                   2.67
Software                                                 59                 6,581,203.15                  22.06
-----------------------------------------------------------------------------------------------------------------------
  Total.........................................        325              $ 29,826,953.01                 100.00%
=======================================================================================================================



              DISTRIBUTION OF THE LEASES BY ORIGINAL EQUIPMENT COST

------------------------------------------------------------------------------------------------------------
                                                                                          Percentage of
       Original                     Number of          Aggregate Lease               Initial Aggregate Lease
    Equipment Cost                   Leases           Principal Balance                 Principal Balance
    --------------                   ------           -----------------                 -----------------
$0          to  $5,000                  5               $    14,860.35                         0.05
$5,001      to  $10,000                 5                    37,948.01                         0.13
$10,001     to  $15,000                 7                    94,347.94                         0.32
$15,001     to  $20,000                10                   191,799.25                         0.64
$20,001     to  $25,000                16                   383,813.66                         1.29
$25,001     to  $50,000                92                 3,555,927.10                        11.92
$50,001     to  $75,000                54                 3,338,826.15                        11.19
$75,001     to  $100,000               39                 3,549,354.50                        11.90
$100,001    to  $150,000               50                 6,452,240.58                        21.63
$150,001    to  $200,000               19                 3,342,237.75                        11.21
$200,001    to  $250,000               14                 3,281,650.22                        11.00
$250,001    to  $300,000                5                 1,426,296.16                         4.78
$300,001    to  $350,000                1                   331,636.88                         1.11
$350,001    to  $400,000                2                   776,188.95                         2.60
$400,001    to  $450,000                2                   848,906.92                         2.85
$450,001    to  $500,000                2                   985,286.09                         3.30
$500,001    to  $600,000                1                   547,572.35                         1.84
$600,001    to  $  750,000              1                   668,060.17                         2.24
------------------------------------------------------------------------------------------------------------
  Total.............................  325               $29,826,953.01                       100.00%
============================================================================================================

              DISTRIBUTION OF THE LEASES BY LESSEE BILLING ADDRESS

----------------------------------------------------------------------------------------------------------
                                       Number of                                        Percentage of
                                         Lease            Aggregate Discounted       Initial Aggregate
         State                         Contracts            Contract Balance       Lease Principal Balance
        -------                       -----------         --------------------     -----------------------
Alabama                                     2                $    50,403.43                  0.17
Arkansas                                    2                    394,058.67                  1.32
Arizona                                    11                    726,423.21                  2.44
California                                113                 12,296,581.47                 41.23
Colorado                                   13                  1,463,688.52                  4.91
Connecticut                                 1                     87,054.59                  0.29
District of Columbia                        1                    273,062.52                  0.92
Florida                                    10                    418,362.27                  1.40
Georgia                                     9                    823,435.81                  2.76
Iowa                                        1                     31,039.19                  0.10
Idaho                                       1                     26,500.90                  0.09
Illinois                                    6                    291,685.03                  0.98
Indiana                                     1                    178,731.68                  0.60
Kansas                                      7                    276,002.53                  0.93
Kentucky                                    1                     57,192.17                  0.19
Louisiana                                   1                     88,498.48                  0.30
Massachusetts                              15                  1,177,752.46                  3.95
Maryland                                    2                     87,289.47                  0.29
Maine                                       5                    374,986.02                  1.26
Michigan                                    2                    118,039.87                  0.40
Minnesota                                   4                    684,037.70                  2.29
Missouri                                    3                    159,199.20                  0.53
Mississippi                                 1                     36,252.27                  0.12
North Carolina                              5                    182,739.72                  0.61
North Dakota                                1                     38,903.02                  0.13
New Jersey                                 12                  1,184,273.33                  3.97
New Mexico                                  2                    182,807.06                  0.61
Nevada                                      1                    310,614.37                  1.04
New York                                    4                    202,660.89                  0.68
Ohio                                        7                    238,749.56                  0.80
Oregon                                      4                    662,637.93                  2.22
Pennsylvania                                7                    272,790.43                  0.91
South Carolina                              2                    117,610.18                  0.39
Tennessee                                  12                    651,454.88                  2.18
Texas                                      32                  2,233,341.55                  7.49
Utah                                        1                    241,818.06                  0.81
Virginia                                    8                    661,342.67                  2.22
Washington                                 12                  2,415,927.73                  8.10
Wisconsin                                   2                     69,438.94                  0.23
West Virginia                               1                     39,565.21                  0.13
----------------------------------------------------------------------------------------------------------
  Total............................       325                $29,826,953.01                100.00%
==========================================================================================================

            DISTRIBUTION OF THE LEASES BY REMAINING TERM TO MATURITY

-------------------------------------------------------------------------------------------------------------------------
                                          Number            Aggregate Discounted          Percentage of Initial Aggregate
    Remaining Term in Years              of Leases            Contract Balance                Lease Principal Balance
    -----------------------              ---------          --------------------          -------------------------------
One to two years                              1                $   187,390.28                           0.63
Two to three years                          114                 10,521,792.74                          35.28
Three to four years                          62                  7,394,404.39                          24.79
Four to five years                          144                 11,541,817.43                          38.70
Five to six years                             4                    181,548.18                           0.61
-------------------------------------------------------------------------------------------------------------------------
  Total..............................       325                $29,826,953.01                         100.00%
=========================================================================================================================

            DISTRIBUTION OF THE LEASES BY ORIGINAL TERM TO MATURITY

---------------------------------------------------------------------------------------------------------------------
       Original Term to                Number           Aggregate Discounted          Percentage of Initial Aggregate
       Maturity (years)               of Leases           Contract Balance                Lease Principal Balance
       ----------------               ---------         --------------------          -------------------------------
Two to three years                        64               $ 3,358,803.49                          11.26
Three to four years                       94                12,039,112.90                          40.36
Four to five years                       149                12,126,134.46                          40.65
Five to six years                         18                 2,302,902.16                           7.72
---------------------------------------------------------------------------------------------------------------------
         Total.....................      325               $29,826,953.01                         100.00%
=====================================================================================================================

(1)    The Original Term to Maturity does not include any Final Lease Payments.

                                  THE SERVICER

GENERAL

             Phoenix Leasing Incorporated (the "Servicer") was founded in 1972 and is the principal operating subsidiary of Phoenix American Incorporated. Phoenix American Incorporated went public in 1982 and was traded on the NASDAQ National Market System until it was taken private in 1990. The Servicer is a financial services company engaged in the organization and management of public limited partnerships which specialize in the purchase and lease of equipment and the origination and servicing of securitized lease pools, as well as in the outsourcing of its asset management services to third-party financial services organizations.

             The Servicer has acquired and managed over $2 billion of assets on behalf of 31 sponsored limited partnerships, 28 of which were publicly offered and three of which were privately placed. The Servicer currently services approximately 2700 customers through its leasing activities.

             The Servicer has developed expertise in all aspects of asset management, offering fully integrated lease management. The Servicer has managed lease portfolios comprised of equipment ranging from data processing equipment leased to Fortune 1000 companies and other large companies, to necessary business equipment leased to growth industry companies financed by venture capital or corporate sponsors, and to franchisees of nationally and regionally known franchise chains.

             Headquartered in San Rafael, California, the Servicer has various office locations in California and in Colorado, Georgia, Minnesota, New Jersey, New York, Nevada and Oregon. The Servicer currently employs over 145 persons. The Servicer's employees work directly with financing and managing the Servicer's and third parties' portfolios of leased assets, working in tandem with each other in performing origination, credit and collection, legal, accounting, tax, data processing and other administrative services.

             Affiliates performing vital services on behalf of the Servicer include Phoenix Growth Capital Corp., Phoenix Service Incorporated and Phoenix Systems Exchange, Inc. Phoenix Growth Capital Corp. works directly with the Servicer in developing financing solutions for end-user customers and facilitating the origination of contracts with such customers. Phoenix Service Incorporated provides end-user customers with emergency and ongoing maintenance, upgrade and installation services, and also refurbishes off-lease equipment for remarketing. Remarketing services are performed by Phoenix Systems Exchange, Inc.

             The Servicer has assigned certain of its employees to the following functional areas, with the number of employees in each area indicated in parentheses: Origination (13), five of whom are affiliated with Phoenix Growth Capital Corp.; Asset Management (25); Finance, Tax and Accounting (29); Information Systems (14); Legal, Personnel and Other Support Staff (22); and Remarketing (8). Phoenix Services Incorporated separately employs approximately 35 persons.

DELINQUENCY AND DEFAULT EXPERIENCE

             The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of Growth Capital leases (as described below under "The Servicer's Growth Capital Portfolio") for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in such tables are indicative of the performance of the Receivables.

                             GROWTH CAPITAL LEASES
                             DELINQUENCY EXPERIENCE

                                December 1991        December 1992       December 1993        December 1994        September 1995
                                -------------        -------------       -------------        -------------        --------------
Total Remitted               1,680,995    85.30%   1,383,963   87.63%  1,617,849   85.06%  1,907,577    93.48%   2,450,748   94.13%

Delinquent Receivables

30-59 Days(2)                  165,262     8.39%     150,110    9.50%     87,996    4.63%     95,497     4.68%      86,932    3.34%

60-89 Days(3)                  131,944     6.70%      41,874    2.65%    171,043    8.99%     40,550     1.99%      47,726    1.83%

90-119 Days(4)                  (7,426)   (0.38%)      3,341    0.21%     25,120    1.32%     (3,025)   (0.15%)     18,221    0.70%

Total Delinquent(5)            289,780    14.70%     195,325   12.37%    284,159   14.94%    133,022     6.52%     152,879    5.87%

Total Delinquent & Remitted  1,970,775   100.00%   1,579,288  100.00%  1,902,008  100.00%  2,040,599   100.00%   2,603,627  100.00%


---------------------------------------

(1) All rental amounts due in the month of the year shown and paid on or prior to the last day of such month.
(2) All rental amounts due in the month previous to the month shown but not paid as of the last day of the month shown.
(3) All rental amounts due in the month two months previous to the month shown but not paid as of the last day of the month shown.
(4) All rental amounts due up to three months previous to the month shown but not paid as of the last day of the month shown.
(5)  All delinquent amounts are net of lessee overpayment.

                             GROWTH CAPITAL LEASES
                                LOSS EXPERIENCE

                                                                                                 FOR SIX
                                                                                               MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31                       JUNE 30,
                                                    ----------------------                       --------
                                      1991           1992           1993           1994            1995
                                      ----           ----           ----           ----            ----
Gross Receivables Balance
    Outstanding(1):               $22,509,962    $26,529,734    $32,897,217    $45,767,338     $51,239,619

Gross Losses:                     $   932,863    $ 2,836,878    $ 1,256,144    $   229,149     $         0

Net Receivables Balance
    Outstanding:                  $21,577,100    $23,692,856    $31,641,073    $45,538,189     $51,239,619

Gross Losses as a Percentage of
    Net Receivables Balance
    Outstanding:                         4.32%         11.97%          3.97%          0.50%           0.00%

Recoveries(2):                    $   454,111    $ 2,148,878    $   703,301    $   436,555     $   778,959

Recoveries as a Percentage of
    Gross Losses:                       48.68%         75.75%         55.99%        190.51%            N/A

Net Losses:                       $   478,752    $   688,000    $   552,843    $  (207,406)    $  (778,959)

Total Receivables Balance
    Outstanding(3):               $22,055,851    $24,380,856    $32,193,916    $45,330,783     $50,460,660

Net Losses as a Percentage of
    Total Receivables Balance
    Outstanding:                         2.17%          2.82%          1.72%         (0.46%)         (1.54%)

---------------------------
(1) Includes gross losses which occurred during the year shown.
(2) Recovery information is based on the annual recovery method, that is recoveries are booked in the year received regardless of when the related loss took place.
(3) The total of Net Receivables Balance Outstanding and Net Losses which occurred during the year shown.

         The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of Franchise Business Leases (as described below under "The Servicer's Franchise Business Lease Portfolio") for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in such tables are indicative of the performance of the Receivables.

                           FRANCHISE BUSINESS LEASES
                             DELINQUENCY EXPERIENCE

                                   June 1994               December 1994             June 1995            September 1995
                                   ---------               -------------             ---------            --------------
Total Remitted                 2,336,125     92.87%    1,651,785     87.28%    1,783,145     90.47%    1,918,608     89.52%

Delinquent Receivables

30-59 Days(2)                     82,820      3.29%      161,601      8.54%      126,568      6.42%      153,029      7.14%

60-89 Days(3)                     60,235      2.39%       55,420      2.93%       54,552      2.77%       50,571      2.36%

90-119 Days(4)                    36,230      1.44%       23,718      1.25%        6,822      0.35%       21,064      0.98%

Total Delinquent(5)              179,285      7.13%      240,739     12.72%      187,942      9.53%      224,664     10.48%

Total Delinquent & Remitted    2,515,410    100.00%    1,892,524    100.00%    1,971,087    100.00%    2,143,272    100.00%


---------------------------------------

(1) All rental amounts due in the month of the year shown and paid on or prior to the last day of such month.
(2) All rental amounts due in the month previous to the month shown but not paid as of the last day of the month shown.
(3) All rental amounts due in the month two months previous to the month shown but not paid as of the last day of the month shown.
(4) All rental amounts due up to three months previous to the month shown but not paid as of the last day of the month shown.
(5)  All delinquent amounts are net of lessee overpayment.

                           FRANCHISE BUSINESS LEASES
                                LOSS EXPERIENCE

                                                                                                              FOR SIX
                                                                                                            MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31                         JUNE 30,
                                                               ----------------------                         --------
                                                1991            1992            1993            1994            1995
                                                ----            ----            ----            ----            ----
Gross Receivables Balance
    Outstanding(1):                         $20,336,986     $35,312,454     $65,152,776     $77,133,327     $76,759,762

Gross Losses:                               $   485,012     $   813,629     $ 1,511,213     $ 3,488,054     $ 3,598,232

Net Receivables Balance
    Outstanding:                            $19,851,973     $34,498,825     $63,641,563     $73,645,273     $73,161,530

Gross Losses as a Percentage of
    Net Receivables Balance Outstanding:           2.44%           2.36%           2.37%           4.74%           4.92%

Recoveries(2):                              $    17,824     $   145,405     $   286,471     $   579,630     $   459,192

Recoveries as a Percentage of
    Gross Losses:                                  3.68%          17.87%          18.96%          16.62%          12.76%

Net Losses:                                 $   467,188     $   668,224     $ 1,224,742     $ 2,908,424     $ 3,139,040

Total Receivables Balance
    Outstanding(3):                         $20,319,161     $35,167,049     $64,866,304     $76,553,697     $76,300,570

Net Losses as a Percentage of
    Total Receivables Balance
    Outstanding:                                   2.30%           1.90%           1.89%           3.80%           4.11%

---------------------------

(1) Includes gross losses which occurred during the year shown.
(2) Recovery information is based on the annual recovery method, that is recoveries are booked in the year received regardless of when the related loss took place.
(3) The total of Net Receivables Balance Outstanding and Net Losses which occurred during the year shown.

                    THE SERVICER'S GROWTH CAPITAL PORTFOLIO

GENERAL

             Certain of the Leases were originated as part of the Servicer's Growth Capital portfolio. Growth Capital leases and loans are extended to companies which vary in size and state of profitability, but are most often young companies (one to three years in operation), whose financing has been provided by venture capitalists or strategic corporate partners. Financing arrangements with each company are negotiated on a case-by-case basis and take into account various factors, including the type of equipment or other financed assets, the creditworthiness of the company, the growth potential of the company and the nature of any additional security provided by the company. Some companies may be required to provide additional collateral in the form of cash deposits, letters of credit, pledges of securities or other deposits or guarantee arrangements, or to grant a security interest in certain additional inventory, receivables, equipment or other assets of the lessee.

             Outlined below are the procedures and policies that the Servicer generally follows in its extension of credit, origination, servicing, and collections of its Growth Capital Portfolio.

             In some situations, credit approval may be granted without strict adherence to the aforementioned requirements. Also, the credit criteria described below may change over time in accordance with the Servicer's business judgment and its assessment of general economic conditions.

UNDERWRITING

             GENERAL POLICY.  Leases are originated by the Servicer.

             Origination sources usually include referrals provided by companies that have entered into Leases with the Servicer, legal, accounting, consulting and other professional advisors, and the investment banking and broker community. Venture conference participation and direct solicitation through reference sources and other publications also serve as origination sources.

             Credit underwriting services are performed by the Servicer's credit administration ("Credit Administration"), and generally conform with the Servicer's credit policies and are based on the Servicer's and certain Affiliates' then current level of resources and liquidity. The Servicer seeks to originate financing transactions which, in the aggregate, will create a reasonable diversity of exposure to any single industry or customer.

             UNDERWRITING PROCEDURE. The authority to approve the extension of credit is centralized within the Servicer, which is headquartered in San Rafael, California. Underwriting procedures include preparation of a summary sheet (the "Profile") for review and approval by Credit Administration. Such summary sheet generally includes the requested financing amount, the proposed terms and length of the contract, a description of the underlying equipment, an overview of the prospective customer's business and a discussion of any additional collateral requirements. The credit review process typically examines business plans, financial statements and ratios, bank and venture capital/corporate sponsor references and other pertinent financial and other information.

             BASIC CREDIT REQUIREMENTS. Each prospective customer is subject to a due diligence review process and credit analysis. This analysis customarily includes interviews with certain of its investors, as well as reference calls to bankers of the company, an evaluation of the company's annual and interim financial statements, and a review of its financial projections. The analysis also generally includes an evaluation of the current development status of the company, the product of the company, and the product's niche in the marketplace or potential market. Additionally, equipment which is the subject of a financing transaction, and any asset pledged as additional security under the terms thereof, is usually evaluated to determine both initial and residual collateral value. Specific steps and actions to be taken by the Servicer in its credit review of a prospective customer are described in more detail below.

             In order to satisfy the Servicer's credit criteria, a prospective customer generally will have met a majority of the following benchmarks:

             -    Satisfactory bank references.

             - A completed business plan and/or proof of product/service viability (e.g., product prototype, patented process or positive lab results).

             - Two experienced and successful venture capital firm investors or a substantial corporate sponsor, as well as management with prior successful business experience.

             - Successful completion of first round of financing, equal to the greater of six months of cash flow requirements or $1,000,000.

             - Stated intention of venture capital firms to satisfy additional financing needs if required.

             - Cash on hand or bank lines equal to at least three months of burn rate as calculated by the Servicer.

             - Ratio of investor equity to proposed lease line amount of approximately 3:1.

             -    Satisfactory Dun & Bradstreet report.

             Approval of a proposed transaction may also require a determination by the Servicer that the financed equipment is necessary to the operation of the business of the prospective customer. In addition, the Servicer's estimates of the residual value of the financed equipment in 12 months time, together with payments owing during the first 12 months of the lease and any additional required collateral, must generally equal or exceed 80% of the original credit line amount.

             CREDIT APPROVAL PROCESS AND ADMINISTRATIVE SYSTEMS. The terms of a proposed transaction satisfying the requirements of a preliminary review by a senior officer are submitted to a prospective customer for acceptance, subject to satisfactory completion of the credit review process. Such preliminary review and approval is designed to ensure that the proposed transaction satisfies the minimum profit expectation of the Servicer and that the risks associated with any unusual aspects of the lease have been determined and factored into the economic analysis. Following such preliminary review, the Profile is submitted to Credit Administration for review and approval.

             Transactions recommended for funding by Credit Administration are then forwarded for review and approval by the Servicer's Credit Committee. Generally, two signatures of members of the Credit Committee are required for transactions of less than $1,000,000, and three signatures of members of the Credit Committee are required for transactions of $1,000,000 or more. Five senior officers currently serve on the Credit Committee.

             Subject to the approval of the Credit Committee, a commitment letter is sent to the prospective customer for approval and signature. Following the approval, the documents are prepared, reviewed and negotiated by counsel to the Servicer.

             COLLECTION PROCEDURES. The payment status of each account is maintained by the Servicer's Asset Management staff's Customer Information Network (CIN), a proprietary account database developed by the Servicer's information systems staff. To the extent the Servicer is able to obtain such information,

CIN allows the Servicer's personnel to review pertinent credit statistics: payment history, receivables aging, transaction and equipment information, broken and fulfilled lessee payment promises, attorney collections activity, account guarantee information, and comprehensive collection call history. Management reporting is also available to coordinate call back dates and to direct collections activity to the most critical areas. CIN also interfaces with the transaction database to provide up-to-date account information. CIN allows each transaction to be assigned a Collection Code, which reflects the current account status within CIN and the transaction database.

             The Servicer's collection staff has guidelines for remedying delinquent accounts. These guidelines may be modified on an account by account basis by senior management depending on a number of factors unique to the situation of a particular customer. The guidelines generally include the following:

      A. Non-Delinquent Accounts: CIN provides collections staff with up to date payment remittance information, and compares the remittance information to the payment schedule established at the start of the transaction. Aging reports are generated for review on a continual basis. Assuming that a customer has no prior history of collections problems with the Servicer, no collections activity is initiated until a payment is 15-30 days delinquent. An unpaid account is determined to be one day delinquent on the first day following the day on which an unpaid payment was due.

      B. Delinquent Accounts - Initial Delinquency: Once an account has been delinquent for 15-30 days, the Asset Manager in charge of the account maintenance for that account initiates collection activity for that transaction. The Asset Manager will provide the customer with any documentation needed to expedite payment. Repeated phone calls are made to the customer's accounts payable department by the Asset Manager. A computer-generated automatic dunning letter is sent to the customer, indicating that a balance is past due. If the account remains unsettled past this point, the Asset Manager then refers the account to the Servicer's in house collections staff.

      C. Delinquent Accounts - Serious Delinquency: Once an account has been transferred to the Servicer's Collections Department, a Collections Representative is assigned to the account by the Collections Supervisor. This Representative then manages the collections process. Senior management is typically informed of the delinquent status of this account after this point. After 45-75 days past due, depending on the circumstances of the particular account, the customer receives a CIN-generated Default Notice, informing the customer of the amount required to cure the default and demanding payment within 10 days. Copies of this letter are sent to guarantors of the transaction as well.

             After 90 days delinquent, typically the account is taken "off lease": this means that the Asset Management and Accounting systems will not continue to accrue rent or interest on that transaction. Any such account will not be reinstated until the current collection difficulty is resolved and the customer is paying again.

             After 90-105 days past due, the customer receives a Final Notice, stating that if the customer does not pay within 14 days that the account will be sent to an outside attorney or collection agency for further collection activity. Litigation typically will be done in the venue of Marin County, California. Attorneys are compensated on an hourly or a contingency basis. Collection agencies are compensated on a contingency basis. Litigation is entered into with the object of mitigating the Servicer's damages. In the absence of an agreement to admit the Servicer to the lessee's premises to repossess the subject assets, outside attorneys will demand that the account be brought current and will accelerate all remaining payments under the transaction. The attorneys will seek a writ of replevin requiring the lessee to return the equipment to the Servicer. The Servicer will then remarket the repossessed equipment.

      D. Write-offs -- for accounting purposes, the balance owed on the lease is expensed only after all possible means of collection are exhausted.

               THE SERVICER'S FRANCHISE BUSINESS LEASE PORTFOLIO

GENERAL

             Certain of the Leases were originated as part of the Servicer's Franchise Business Lease portfolio. Franchise's Business Leases include leases and loans to franchisees of approved franchisors and other qualified small businesses. Franchise Business Leases are approved based on a number of factors typically including the type of equipment or other financed assets, the creditworthiness of the company and various references. Certain Lessees are required to provide additional collateral in the form of cash or a security deposit.

             Outlined below are the procedures and policies that the Servicer generally follows in its extension of credit, approval of franchisor, origination, servicing and collections of its Franchise Business Lease Portfolio.

             In some situations credit approval may be granted without strict adherence to the aforementioned requirements. Also, the credit criteria described below may change over time in accordance with the Servicer's business judgment and its assessment of general economic conditions.

UNDERWRITING

             GENERAL POLICY. Franchise Business Leases are originated by the Servicer in general conformity with the Servicer's underwriting standards. The Servicer has financed over $118 million of Franchise Business Lease transactions to date.

             Credit underwriting services are performed by the Credit Administration, in general conformity with the Servicer's credit policies and based on the Servicer's then current level of resources and liquidity.

             UNDERWRITING PROCEDURE. Underwriting Procedures usually include preparation of a Lease/Loan checklist indicating which requirements must be satisfied by the related Lessee. A Credit Approval Form is also usually completed including the requested financing amount, the proposed terms and conditions of the Business Lease, information related to the business experience of the Lessee and significant reasons supporting the credit decision. Depending on the amount of the Franchise Business Lease and the type of equipment or other asset, the credit review process may examine financial statements, credit reports, various references and management background.

             BASIC CREDIT REQUIREMENTS. Each prospective Lessee is typically subject to a review process and credit analysis. Where the Franchise Business Lease equipment is a reservation system for approved hotel franchises, the analysis may include review of the application, bank and mortgage references and available credit reports of Dun & Bradstreet and TRW (the "Credit Reports") and confirmation that the franchisee is in good standing with the franchisor. Personal guarantees are also required for most hotel franchises.

             A review of the application, available Credit Reports, bank references and confirmation of good standing from the franchisor is usually undertaken for a Franchise Business Lease of any other equipment or other assets for approved hotel franchises. The Lessee generally must have cash collateral and execute a personal guarantee. Financial statements and tax returns are generally required for such Franchise Business Leases over $150,000. Such Franchise Business Leases over $500,000 and covering furniture, fixtures and equipment require a second deed of trust on the property and an ALTA title insurance policy.

             Franchise Business Leases involving all other approved franchises typically require many of the following: proof of working capital, verifiable liquidity, Credit Reports, a favorable TRW report on the principals of the franchisee, bank and trade references, a review of management background relating to similar business or franchise experience, financial statements and tax returns, and personal guarantees.

             Franchise Business Leases to non-franchised businesses typically require many of the following: Credit Reports, bank and trade references, financial statements and tax returns, and personal guarantees, and Lessees must meet various requirements related to profitability, net worth and current assets and current liabilities.

             FRANCHISOR REQUIREMENTS. To become approved, a franchisor must generally meet the following minimum requirements:

             -    Five years in business

             -    Steady or increasing revenue

             -    Fifty operating franchises

             -    $1 million total assets

             -    No past or present bankruptcies

             -    No litigation that is likely to have a material adverse effect

             CREDIT APPROVAL PROCESS. Generally, the signature of a credit analyst is required for transactions of less than or equal to $150,000; the signature of a senior credit analyst is required for transactions of less than or equal to $250,000; and the signature of a senior vice president is required for transactions of more than $250,000.

             COLLECTION PROCEDURES. The payment status of each account is maintained by the Servicer's Asset Management Customer Information Network
(CIN), a proprietary account database developed by the Servicer's information systems staff. CIN allows the Servicer's personnel to review pertinent credit statistics: payment history, receivables aging, transaction and equipment information, broken and fulfilled Lessee payment promises, attorney collections activity, account guarantee information, and comprehensive collection call history. Management reporting is also available to coordinate call back dates and to direct collections activity to the most critical areas. CIN also interfaces with the transaction database to provide instant updating of account information. CIN assigns each transaction a Collection Code, which reflects the current account status within CIN and the transaction database.

             The Servicer's collection staff has Comprehensive Collections Guidelines for remedying delinquent accounts. These Guidelines may be modified on an account by account basis by senior management depending on a number of factors unique to the situation of a particular customer. The Comprehensive Collections Guidelines are as follows:

      A. Non-Delinquent Accounts: CIN provides collections staff with up to date payment remittance information, and compares the remittance information to the payment schedule established at the start of the transaction. Aging reports are generated for review on a continual basis. Assuming that a customer has no prior history of collections problems with the Servicer, no collections activity is initiated until a payment is 15-30 days delinquent. An unpaid account is determined to be one day delinquent on the first day following the day on which an unpaid payment was due.

    B. Delinquent Accounts - Initial Delinquency: Once an account has been delinquent for 15-30 days, the Asset Manager in charge of the account maintenance for that account initiates collection activity for that transaction. The Asset Manager will provide the customer with any documentation needed to expedite payment. Repeated phone calls are made to the customer's accounts payable department by the Asset Manager. A computer-generated automatic dunning letter is sent to the customer, indicating that a balance is past due. If the account remains unsettled past this point, the Asset Manager then refers that account to the Servicer's in house collections staff.

    C. Delinquent Accounts - Serious Delinquency: Once an account has been transferred to the Servicer's Collections Department, a Collections Representative is assigned to the account by the Collections Supervisor. This Representative then manages the collections process. Senior management is typically informed of the delinquent status of this account after this point. After 45-75 days past due, depending on the circumstances of the particular account, the customer receives a CIN-generated Default Notice, informing the customer of the amount required to cure the default and demanding payment within 10 days. Copies of this letter are sent to guarantors of the transaction as well.

         After 90 days delinquent, typically the account is taken "off lease": this means that the Asset Management and Accounting systems will not continue to accrue rent or interest on that transaction. Any such account will not be reinstated until the current collection difficulty is resolved and the customer is paying again.

         After 90-105 days past due, the customer receives a Final Notice, stating that if the customer does not pay within 14 days that the account will be sent to an outside attorney or collection agency for further collection activity. Litigation typically will be done in the venue of Marin County, California. Attorneys are compensated on an hourly or a contingency basis. Collection agencies are compensated on a contingency basis. Litigation is entered into with the object of mitigating the Servicer's damages. In the absence of an agreement to admit the Servicer to the Lessee's premises to repossess the subject assets, outside attorneys will demand that the account be brought current and will accelerate all remaining payments under the transaction. The attorneys will seek a writ of replevin requiring the Lessee to return the equipment to the Servicer. The Servicer will then remarket the repossessed equipment.

    D. Write-offs - for account purposes, the balance owed on the lease is expenses only after all possible means of collection are exhausted.


                                   THE TRUSTEE

         The Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.

         The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Depositor and the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling and Servicing Agreement. The Servicer, or Certificateholders of any Class evidencing more than 25% of the Percentage Interests of such Class may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Certificateholders will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                                    THE TRUST

         The Trust will be formed in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon. As described under "Description of the Certificates - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Leases will be paid to the Servicer as servicing compensation. All other expenses of the Trust will be paid on behalf of the Holder of the Trust Certificate by the Servicer or by PLI, as provided in the Pooling and Servicing Agreement.

         The Trust Fund will consist of the Equipment, the Leases and any Scheduled Lease Payments, Final Lease Payments, Residual Receipts and Defaulted Residual Receipts to be made by Lessees (but not including any payments due on or prior to the Cut-Off Date or, with respect to a New Lease, the day prior to the Payment Date on which the Trust acquires such New Lease); any guaranties of a Lessee's obligations under a Lease; any documents in the Lease Files; the insurance policies maintained by the Lessees with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Depositor under the Receivables Transfer Agreement (including the right to instruct PLI to exercise any unassignable rights of enforcement under the Leases and any guaranties thereof); funds from time to time deposited in the Collection Account, the Advance Payment Account and the New Transferred Property Funding Account; and any and all income and proceeds of foregoing. The Pooling and Servicing Agreement does not permit the Trust to acquire any additional assets other than New Transferred Property. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Fund, issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.


                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by the Servicer, the Depositor, and the Trustee. The Trustee will provide a copy of the Pooling and Servicing Agreement to subsequent Certificateholders without charge on written request addressed to its Corporate Trust Department at Four Albany Street, New York, New York 10006.

         The following summary describes certain terms of the Transfer Agreements and the Pooling and Servicing Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Transfer Agreements and the Pooling and Servicing Agreement. Wherever provisions of the Transfer Agreements and the Pooling and Servicing Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

         The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Depositor, PLI, the Subsidiaries, the Phoenix Finance Subsidiary, the Servicer, the Trustee, or any other Person. The Trustee will agree in the Pooling and Servicing Agreement and in the Class A Certificates to pay to the Class A Certificateholders (i) an amount of principal equal to the Initial Class A Certificate Principal Amount and (ii) Class A Certificate Interest, in each case at the times, from the sources and on the terms and conditions set forth in the Pooling and Servicing Agreement and in the Class A Certificates.

         The Class A Certificates will be issued in book-entry form only through DTC. Payments on the Class A Certificates are required to be made by the Trustee on each Payment Date.

         The first Payment Date for distributions to the Class A Certificateholders will be December 26, 1995. Payments are required to be made by the Trustee, by check mailed or, if requested by the Certificateholder, by wire transfer of immediately available funds, to Certificateholders entitled thereto at the address appearing on the Certificate Register on the Record Date, which, for so long as the Class A Certificates are in book-entry form through DTC, will be Cede & Co.

         The Trust will also issue two classes of subordinate certificates, the Class B Certificates and the Trust Certificate (together, the "Subordinate Certificates," and collectively with the Class A Certificates, the "Certificates").

         The Subordinate Certificates are not offered hereby, and will be issued initially to the Depositor, which will deliver them to the Phoenix Finance Subsidiary as partial consideration for the conveyance of the Receivables to the Depositor. The Phoenix Finance Subsidiary expects that the Class B Certificates will be privately placed with one or more qualified institutional investors. The Phoenix Finance Subsidiary will retain the Trust Certificate.

CONVEYANCE OF RECEIVABLES

         On the Closing Date, the Trust will acquire all right, title and interest in and to (a) the Initial Equipment, (b) the Initial Leases, (c) any guaranties of a Lessee's obligations under a Lease, (d) any documents in the Lease files, (e) Insurance Policies with respect to the Initial Equipment and insurance proceeds thereof, (f) the rights of the Depositor under the Receivables Transfer Agreement, (g) the security deposits relating to the Initial Leases and (i) all income and proceeds of the foregoing, other than certain warrants which may have been issued by a Lessee to PLI (collectively, the "Receivables").

         During the Interest-Only Period, and provided that no Required Amortization Event has occurred, all Base Principal Amount, Residual Receipts and Defaulted Residual Receipts deposited to the Collection Account with respect to each Collection Period shall be disbursed on the next Payment Date by the Trust in consideration of the conveyance of New Transferred Property. The New Leases relating to such New Transferred Property shall have an aggregate Lease Principal Balance as nearly as possible equal to Base Principal Amount, Residual Receipts and Defaulted Residual Receipts deposited to the Collection Account with respect to the prior Collection Period.

         On and after the Initial Amortization Date, the Depositor will have the option to transfer to the Trust New Transferred Property relating to and including New Leases having an aggregate Lease Principal Balance not in excess of the aggregate amount of Prepayments received by the Servicer during the prior Collection Period. In consideration of the conveyance of such New Transferred Property, the Trust shall disburse upon the order of the Depositor, as stated in the Pooling and Servicing Agreement, an amount equal to the aggregate Lease Principal Balances of such New Leases. This option of the Depositor is limited to $5,000,000 aggregate Lease Principal Balance of such New Leases.

         If a Required Amortization Event occurs, then no further conveyances of New Transferred Property shall occur, and all amounts that would otherwise have been paid in consideration of such conveyances shall be retained in the Collection Account and shall be distributed, in the case of amounts on deposit in the Collection Account, on each Payment Date.

         The Servicer will retain possession of the Leases and the Lease files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred to the Phoenix Finance Subsidiary, then to the Depositor and then to the Trust, and the Depositor, PLI, the Subsidiaries and the Phoenix Finance Subsidiary will file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Transfer Agreements and the Pooling and Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the Prospectus.

REPRESENTATIONS AND WARRANTIES OF PLI

         PLI will make certain warranties in the Contribution Agreement (as of the Closing Date with respect to the Initial Leases and as of the related Transfer Date with respect to the New Leases unless otherwise indicated), the benefits of which will be assigned to the Depositor and then to the Trustee, including that: (i) as of the Cut-Off Date, no more than 10% of a payment on any Lease was more than 60 days past due and (except for payments which are 60 days or less past due) there was no default, breach, violation or event permitting acceleration under the terms of any Lease, (ii) no provision of any Lease has been waived, altered or modified in any respect, except by instruments or documents contained in the related Lease file (other than payment delinquencies permitted under clause (i) above), (iii) each Lease represents the legal, valid and binding payment obligation of the Lessee, enforceable in accordance with its terms, subject to certain restrictions imposed under bankruptcy laws and the availability of equitable relief, (iv) the Leases generally are not and will not be subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, (v) all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of each Lease have been complied with in all material respects, (vi) each Lease contains provisions requiring the Lessee to assume all risk of loss or malfunction of the related Equipment, and making the Lessee absolutely and unconditionally liable for all payments required to be made thereunder, without any right of setoff for any reason whatsoever, (vii) except for certain specified Leases with an aggregate Lease Principal Balance under $2,000,000, each of which may be prepaid in an amount no less than the Prepayment Amount, no Lease provides the Lessee with a right to terminate or prepay, (viii) no Lease provides for the substitution, exchange or addition of any other items of equipment pursuant to such Lease which would result in any reduction or extension of payments due under each Lease, (ix) each Lease is assignable by PLI and was assignable by the related Subsidiary, (x) all necessary action shall have been taken by PLI and the Subsidiaries to transfer all their respective right, title and interest in and to each Lease and the related Equipment, (xi) neither the Lease nor the related Equipment has been sold, transferred, assigned or pledged by PLI to any person other than the Subsidiaries and the Phoenix Finance Subsidiary, and immediately prior to assigning the Leases and the related Equipment to the Phoenix Finance Subsidiary, PLI was the sole owner of each Lease and the related Equipment free and clear of any liens and encumbrances, (xii) no Lease has been satisfied, subordinated or rescinded, except for any Lease prepaid in full after the Cut-Off Date but before the Closing Date and (xiii) no one Lessee (including its Affiliates) has Leases with an aggregate Lease Principal Balance that exceeds 2.75% of the initial aggregate Lease Principal Balance.

         PLI will also represent that the Initial Transferred Property have the following characteristics assuming a discount rate equal to the Assumed Discount
Rate: (A) each Initial Lease has a remaining term as of the Cut-Off Date of not less than 20 months and not more than 65 months, (B) the weighted average remaining term of the Initial Leases is 44.79 months, (C) each Initial Lease has a Lease Principal Balance as of the Cut-Off Date of not less than $2,104.07 and not more than $668,060.17, (D) as of the Cut-Off Date, no item of Equipment has been repossessed, (E) no more than 41.24% of the aggregate Lease Principal Balance for all Initial Leases on the Cut-Off Date is attributable to Leases with Lessees in any single state, (F) no Initial Lease has a Scheduled Payment or Final Lease Payment due after March, 2001, (G) approximately 46.45% of the aggregate Lease Principal Balance for all Initial Leases on the Cut-

Off Date is attributable to Franchise Business Leases and (H) approximately 53.55% of the aggregate Lease Principal Balance for all Initial Leases on the Cut-Off Date is attributable to Growth Capital Leases.

         With respect to any New Leases transferred to the Trust, PLI will make the following representations as of the date of the related transfer of such New Leases assuming a discount rate equal to the Actual Discount Rate: (A) each New Lease has a remaining term as of the related Cut-Off Date of not less than 20 months and not more than 72 months, (B) the weighted average remaining term of the Leases is not less than 26 months, (C) each New Lease has a Lease Principal Balance as of the related Cut-Off Date of not less than $2,000 and not more than $1,000,000, (D) as of the related Cut-Off Date, no item of Equipment related to the New Leases has been repossessed, (E) no more than 50% of the aggregate Lease Principal Balance for all Leases on the related Cut-Off Date is attributable to Leases with Lessees in any single state, (F) no New Lease has a Scheduled Payment or Final Lease Payment due after January 1, 2003 and (G) no more than 47% of the aggregate Lease Principal Balance for all Leases on the related Cut-Off Date is attributable to Franchise Business Leases.

         Such representations and warranties will survive the transfer of the Transferred Property to the Trust.

         Under the terms of the Transfer Agreements and the Pooling and Servicing Agreement, PLI will be obligated to accept the reconveyance of any item of Receivables and deposit the Reconveyance Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Reconveyance Amount will constitute the sole remedy against PLI available to the Phoenix Finance Subsidiary, the Depositor, the Trust and the Certificateholders for a breach of a representation or warranty made by PLI with respect to the required characteristics of the Receivables.

INDEMNIFICATION

         The Transfer Agreements and the Pooling and Servicing Agreement will provide that PLI will defend and indemnify the Servicer, the Phoenix Finance Subsidiary, the Depositor, the Trustee, the Trust and the Certificateholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by PLI of its obligations (other than breach of PLI's representations and warranties, with respect to which the sole remedy is expressly limited to PLI's acceptance of the reconveyance of the affected Receivables and the remittance of the Reconveyance Amount by PLI as discussed above) under the Pooling and Servicing Agreement or (ii) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such loss, claim, damage or liability resulted from the Trustee's negligence or wilful misconduct.

         The Pooling and Servicing Agreement will also provide that the Servicer will defend and indemnify the Depositor, the Phoenix Finance Subsidiary, PLI, the Trustee, the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Pooling and Servicing Agreement or (B) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's negligence or wilful misconduct. The PLI's obligations, as Servicer, to indemnify the Trust and the Certificateholders for acts or omissions of PLI as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS

         The Servicer is required to establish and maintain in accordance with the Pooling and Servicing Agreement three accounts, the "Collection Account," the "Advance Payment Account" and the "New Transferred Property Funding Account," each to be held by the Trustee in the name of the Trust and for the benefit of Certificateholders. Each such Account will be one or more segregated trust accounts.

         The Servicer is required to deposit to the Collection Account, within two business days following the Servicer's determination that such amounts relate to the Leases or the Equipment, Actual Payments; Servicer Advances are required to be deposited therein not later than the Determination Date for the related Collection Period; the Trustee will deposit in the Collection Account, not later than the Determination Date, that portion of any Advance Payments that constitute Scheduled Payments, Final Lease Payments or Purchase Option Payments due during the immediately preceding Collection Period; PLI or the Servicer will deposit in the Collection Account, not later than the Determination Date, any Reconveyance Amount then due and payable by it.

         The Servicer is required to deposit all Advance Payments and all Security Deposits received by the Servicer to the Advance Payment Account. "Advance Payments" are amounts paid by a Lessee during a Collection Period with respect to amounts due from such Lessee in subsequent Collection Periods.

         The New Transferred Property Funding Account will hold amounts required to be disbursed upon the instruction of the Depositor, as stated in the Pooling and Servicing Agreement, pending the transfer of New Transferred Property to the Trust. The amount on deposit in the New Transferred Property Funding Account may not exceed $2,000,000. The purpose of the New Transferred Property Funding Account is to prevent a temporary shortfall in the supply of New Transferred Property from becoming a Required Amortization Event.

         The Pooling and Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account, the Advance Payment Account and the New Transferred Property Funding Account in Eligible Investments that mature not later than the business day prior to the next succeeding Payment Date. Generally, the Holder of the Trust Certificate shall be entitled to any income from such investments.

         The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the Lessee or (ii) later determined to have resulted from mistaken deposits.

SERVICER ADVANCES

         In the event that any Lessee fails to remit its full Scheduled Payment by the Calculation Date, the Servicer is required to make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Lessee. The Pooling and Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from funds available for distribution in the Collection Account on each Payment Date before the Required Payments to Certificateholders have been made as set forth below in "Distributions on Certificates."

FLOW OF FUNDS

         On each Determination Date, the Servicer is required to deliver to the Trustee and the Rating Agency a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.

         See "Subordination Provisions" in the Summary of Terms to this Prospectus Supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Certificates.

         On each Payment Date prior to the Initial Amortization Date, the Trustee will be required to make the following payments from the Available Funds and the Residual Receipts then on deposit in the Collection Account, in the following order of priority:

               (i) from the Available Funds, to the Servicer, the Servicer Fee then due, together with any unrecoverable Servicer Advances and certain miscellaneous amounts;

               (ii) from the Available Funds then remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

               (iii) from the Available Funds then remaining in the Collection Account, to the Class B Certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related Collection Period;

               (iv) from the amount then remaining in the Collection Account, to the Servicer, certain miscellaneous amounts;

               (v) from the Available Funds and Residual Receipts then remaining in the Collection Account, and from amounts then remaining in the New Transferred Property Funding Account, an amount which would be, in the absence of losses, equal to the sum of (A) the Base Principal Amount with respect to such Payment Date and (B) the Residual Receipts and the Defaulted Residual Receipts received by the Servicer during the prior Collection Period upon the order of the Depositor up to an amount equal to the aggregate Lease Principal Balances of the New Leases available to be transferred to the Trust and the remainder to the New Transferred Property Funding Account; and

               (vi) to the Holder of the Trust Certificate, any remaining amounts.

         On any Payment Date prior to the Initial Amortization Date, PLI shall have no obligation to make available to the Trust the amount by which
         (i) an amount equal to the sum of (a) the Base Principal Amount with respect to such Payment Date and (b) the Residual Receipts and the Defaulted Residual Receipts received by the Servicer during the prior Collection Period exceeds (ii) the actual amount of the sum of (a) the Available Funds and Residual Receipts then remaining in the Collection Account and (b) the amounts then remaining in the New Transferred Property Funding Account.

         On and after the Payment Date which is also the Initial Amortization Date, the Trustee will be required to make the following payments from the Available Funds and the Residual Receipts then on deposit in the Collection Account, in the following order of priority:

               (i) from the Available Funds, to the Servicer, the Servicer Fee then due, together with any unrecoverable Servicer Advances and certain miscellaneous amounts;

               (ii) from the Available Funds then remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

               (iii) until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders, (a) from the Available Funds then remaining in the Collection Account, the sum of
         (1) the Class A Base Principal Distribution Amount for such Payment Date, and (2) any Class A Overdue Principal and (b) one-half of the Residual Receipts received by the Servicer during the prior Collection Period;

               (iv) from the Available Funds then remaining in the Collection Account, to the Class B Certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related Collection Period;

               (v) until the Class B Certificate Principal Balance has been reduced to zero, to the Class B Certificateholders, (a) from the Available Funds then remaining in the Collection Account, the sum of
         (1) the Class B Base Principal Distribution Amount for such Payment Date, and (2) any Class B Overdue Principal and (b) one-half of the Residual Receipts received by the Servicer during the prior Collection Period;

               (vi) from the Available Funds then remaining in the Collection Account, to the Servicer, certain miscellaneous amounts; and

               (vii) to the Holder of the Trust Certificate, any remaining amounts.

As used in this Prospectus Supplement, the following terms have the following meanings:

         Actual Payment: With respect to a Collection Period and a Lease, all Scheduled Payments, Final Lease Payments, Prepayments, Residual Receipts and Defaulted Residual Receipts received by the Servicer from or on behalf of a Lessee with respect to such Lease during such Collection Period. Actual Payments do not include Initial Unpaid Amounts, Reconveyance Amounts, Advance Payments and Servicer Advances.

         Available Funds: With respect to a Payment Date, shall mean all amounts held in the Collection Account on the related Determination Date, other than Residual Receipts and other than any such amounts which relate to amounts due during the Collection Period in which such Payment Date occurs or any subsequent Payment Date occurs.

         Base Principal Amount: With respect to any Payment Date other than the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (x) the aggregate Lease Principal Balances of the Leases as of the close of business on the second preceding Calculation Date over (y) the aggregate Lease Principal Balances of the Leases as of the close of business on the immediately preceding Calculation Date. With respect to the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (x) the aggregate Lease Principal Balances of the Leases as of the close of business on the Closing Date over (y) the aggregate Lease Principal Balances of the Leases as of the close of business on the immediately preceding Calculation Date.

         Calculation Date: The last day of a Collection Period. Amounts calculated from Calculation Date balances shall be calculated from such balances as of the close of business on the Calculation Date.

         Class A Base Principal Distribution Amount: With respect to any Payment Date, the product of (x) the Class A Percentage and (y) the Base Principal Amount for such Payment Date.

         Class A Certificate Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A Certificate Rate and (y) the aggregate Class A Certificate Principal Balance outstanding immediately prior to such Payment Date.

         Class A Certificate Principal Balance: At any time, the Initial Class A Certificate Principal Amount minus all payments theretofore received by the Class A Certificateholders on account of principal.

         Class A Certificate Rate:  6.85% per annum.

         Class A Overdue Interest: With respect to any Payment Date, the sum of
(x) the sum of (i) the excess, if any, equal to (a) the aggregate amount of Class A Certificate Interest due on all prior Payment Dates over (b) the aggregate amount of Class A Certificate Interest (from whatever source) actually distributed to Class A Certificateholders on all prior Payment Dates and (ii) the amount, if any, described in clause (y) hereof as of the immediately preceding Payment Date and (y) the product of (a) one-twelfth of the Class A Certificate Rate and (b) the amount described in clause (x) preceding as of such Payment Date.

         Class A Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Certificateholders on all prior Payment Dates.

         Class B Base Principal Distribution Amount: With respect to any Payment Date, the product of (x) the Class B Percentage and (y) the Base Principal Amount for such Payment Date.

         Class B Certificate Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Certificate Rate and (y) the aggregate Class B Certificate Principal Balance outstanding immediately prior to such Payment Date.

         Class B Certificate Principal Balance: At any time, the Initial Class B Certificate Principal Amount minus all payments theretofore received by the Class B Certificateholders on account of principal.


         Class B Certificate Rate:  8.10% per annum.

         Class B Overdue Interest: With respect to any Payment Date, the sum of
(x) the sum of (i) the excess, if any, equal to (a) the aggregate amount of Class B Certificate Interest due on all prior Payment Dates over (b) the aggregate amount of Class B Certificate Interest (from whatever source) actually distributed to Class B Certificateholders on all prior Payment Dates and (ii) the amount, if any, described in clause (y) hereof as of the immediately preceding Payment Date and (y) the product of (a) one-twelfth of the Class B Certificate Rate and (b) the amount described in clause (x) preceding as of such Payment Date.

         Class B Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B Certificateholders on all prior Payment Dates.

         Class B Termination Date: The Payment Date on which the Class B Certificate Principal Balance is reduced to zero.

         Collection Period: With respect to any Payment Date, the immediately preceding calendar month.

         Defaulted Residual Receipts: All proceeds of the sale of Equipment related to Defaulted Leases and any amounts collected related to the failure of such Lessee to pay any required amounts under the related Lease or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Lease or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Lease or in liquidating such Equipment.

         Determination Date: With respect to a Collection Period, a date which is the fifteenth day of the calendar month in the month immediately succeeding the month in which such Collection Period ends, or if such day is not a business day, the immediately preceding business day; provided, however, that in no event shall such Determination Date be later than three business days prior to the Payment Date for such Collection Period.

         Initial Class A Principal Balance:  $21,423,000.

         Initial Class B Principal Balance:  $5,654,000.

         Initial Unpaid Amount: With respect to a Lease, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over
(y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Lease.

         Interest Accrual Period: With respect to any Payment Date, the period commencing on the prior Payment Date (or on November 25, 1995 with respect to the initial Payment Date) and ending on the day immediately preceding such Payment Date.

         Interest-Only Period: The period from the Closing Date to, but excluding, the Initial Amortization Date.

         Lease Principal Balance: On any date of calculation with respect to a Lease which is not a Defaulted Lease, the present value of the Scheduled Payments and the Final Lease Payment, if any, to become due with respect to such Lease on and after such date of calculation, discounted monthly to the Calculation Date immediately following such date of calculation (or to such date of calculation if such date of calculation is a Calculation Date) at one-twelfth of the Actual Discount Rate; with respect to any Lease which is a Defaulted Lease, zero.

         Prepayment: With respect to a Collection Period and a Lease (except a Defaulted Lease), the amount received by the Servicer during such Collection Period from or on behalf of a Lessee with respect to such Lease in excess of the sum of (x) the Scheduled Payment and any Final Lease Payment due, or any Purchase Option Payment made during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Lease, so long as such amount is designated by the Lessee as a prepayment and the Servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Residual Receipts are "Prepayments." The term "Reconveyance Amount" and the provisions relating to payment of Reconveyance Amounts shall govern the prepayment in full of any Lease during the period from the Cut-Off Date to and excluding the Closing Date.

         Prepayment Amount: With respect to a Payment Date and a Lease, an amount, without duplication, equal to the sum of (i) the Lease Principal Balance as of the immediately preceding Payment Date (without any deduction for any Security Deposit paid by a Lessee, unless such Security Deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of (x) such Lease's Lease Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Actual Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by a Lessee; and (iv) any Final Lease Payment or Purchase Option Payment due or to become due under the Lease.

         Reconveyance Amount: The sum, without duplication, of (i) the Lease Principal Balance of such Lease (without any deduction for any Security Deposit paid by a Lessee, unless such Security Deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement) as of the date of reconveyance with respect to a Lease that is reconveyed by the Trust or as of the Closing Date with respect to a Lease that shall have been prepaid in full on or after the Cut-Off Date and prior to the Closing Date, (ii) the product of (x) such Lease's Lease Principal Balance as of such date and (y) one-twelfth of the Actual Discount Rate and (iii) any Scheduled Payments or Final Lease Payment theretofore due and not paid by a Lessee, together with any unreimbursed Servicer Advances.

         Required Amortization Event: The earliest to occur of any of the following: (i) the occurrence of an "Event of Servicing Termination" under the Pooling and Servicing Agreement, (ii) the amount on deposit in the New Transferred Property Funding Account exceeds $2,000,000, (iii) the bankruptcy of PLI, the Phoenix Finance Subsidiary or the Depositor, (iv) as of any Determination Date, the three month average ratio of the aggregate Lease Principal Balance of Delinquent Leases which are 61 days or more delinquent to the aggregate Lease Principal Balance of all Leases, exceeds 7.5% or (v) the aggregate Lease Principal Balance of all Defaulted Leases which became Defaulted Leases during the Interest-Only Period to the aggregate Lease Principal Balances of all Leases, exceeds 6.5%.

         Residual Receipts: All Purchase Option Payments, Excess Amounts and proceeds of the sale of Equipment in the event the related Lessee does not purchase the Equipment at the end of the related Lease.

         Scheduled Payments: With respect to a Payment Date and a Lease, the periodic payment (exclusive of any amounts in respect of insurance or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Lease) set forth in such Lease due from the Lessee (including any Security Deposit applied with respect thereto) in the related Collection Period.

         Subordinated Amount: As of any Payment Date, the excess, if any, of (x) the aggregate Lease Principal Balances as of the immediately preceding Calculation Date over (y) the Class A Certificate Principal Balance as of such Payment Date, and after taking into account all payments to be made on such Payment Date.

         Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the aggregate Lease Principal Balances of all Leases as of the immediately preceding Calculation Date, (y) the aggregate Lease Principal Balances as of the day prior to such Payment Date of all New Leases to be conveyed to the Trust on such Payment Date and (z) the amount on deposit in the New Conveyed Property Funding Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such Payment Date) and (ii) the sum of (x) the outstanding Class A Certificate Principal Balance and (y) the outstanding Class B Certificate Principal Balance as of such Payment Date, after taking into account any distribution of the Base Principal Amount, Residual Receipts and Defaulted Residual Receipts on such Payment Date.

WITHHOLDING

         The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Certificateholders of interest with respect to the Certificates. The consent of Certificateholders will not be required for such withholding. In the event the Certificateholder is other than DTC then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Certificateholders.

REPORTS TO CERTIFICATEHOLDERS

         On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Certificate Principal Amount as to (a) and (b) below):

         a. With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of the Base Principal Amount, Residual Receipts, Defaulted Residual Receipts and Class A or Class B Overdue Principal;

         b. With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of Class A or Class B Certificate Interest and Class A or Class B Overdue Interest;

         c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Pooling and Servicing Agreement for the Collection Period;

         d. The aggregate Class A Certificate Principal Balance, the aggregate Class B Certificate Principal Balance, the Class A Certificate Factor, the Class B Certificate Factor, the Pool Factor and the aggregate Lease Principal Balance, after taking into account all distributions made on such Payment Date;

         e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

         f.    The Subordinated Amount as of such Payment Date;

         g. The amount of Residual Receipts and Defaulted Residual Receipts for the related Collection Period and the aggregate Lease Principal Balances for all Leases that became Defaulted Leases during the related Collection Period, calculated immediately prior to the time such Leases became Defaulted Leases; and

         h. The total number of Leases and the aggregate Lease Principal Balances thereof, together with the number and aggregate Lease Principal Balances of all Leases as to which the Lessees, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Leases reconveyed.

         The "Class A Certificate Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class A Certificate Principal Amount.

         The "Class B Certificate Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B Certificate Principal Amount.

         The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the aggregate Lease Principal Balance as of the immediately preceding Calculation Date to (y) the aggregate Lease Principal Balance as of the Cut-Off Date.

         In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, commencing January 31, 1996, the Trustee will furnish to each Certificateholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Certificateholders to prepare their federal income tax returns.

OPTIONAL REMOVAL

         The Pooling and Servicing Agreement will provide that on any Payment Date following the Record Date on which the aggregate (x) Class A Certificate Principal Balance and the Class B Certificate Principal Balance is 10% or less of the Initial Class A Certificate Principal Balance and the Initial Class B Certificate Principal Balance, the Holder of the Trust Certificate will have the option to receive all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Class A and Class B Certificates an amount equal to the sum of the aggregate outstanding Class A and Class B Certificate Principal Balance and all other amounts due to the Class A and Class B Certificateholders and all amounts owing to the Trustee.

REMITTANCE AND OTHER SERVICING PROCEDURES

         The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

         The Servicer may grant to a Lessee any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Lease. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Lease which would materially impair the rights of the Trust or the Certificateholders in the Leases or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any Security Deposit previously paid by the Lessee) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Lease if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders. However, the Servicer will covenant in the Pooling and Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest (except for certain offsets for Security Deposits which offsets are only permitted after the Servicer has deposited in the Collection Account an amount equal to such offset), (ii) unless a Lessee is in default, it will not permit any modification with respect to a Lease which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Lease; provided, however, that no change in the final maturity date of any Lease shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Lease then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, however that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Lessee and (y) such partial Prepayment will not reduce the Lease Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Actual Discount Rate, accrued through the Payment Date immediately following such partial Prepayment on the outstanding Discounted Lease Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Lease Balance, and the allocation of Scheduled Payments to principal and interest.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         For its servicing of the Leases, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

         The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

         The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders, will be responsible for the managing, servicing and administering the Receivables and enforcing and making collections on the Leases and any Insurance Policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Pooling and Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, making Servicer Advances, providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Leases.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee and the Rating Agency dated as of January 1, 1997, and annually as of the same month and day thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Lease files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Pooling and Servicing Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before March 31 of each year, commencing on March 31, 1996, the Servicer shall deliver to the Trustee and the Rating Agency a copy of such statement.

         The Pooling and Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee not later than 90 days after the end of each fiscal year, signed by a Servicing Officer on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Pooling and Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that the

Servicer could be terminated as such under the terms of the Pooling and Servicing Agreement (an "Event of Servicing Termination"), or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

         The Servicer is also required to furnish to the Trustee, and the Trustee is required to furnish to the Certificateholders, copies of the Servicer's annual audited and quarterly unaudited financial statements.

         The Pooling and Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

CERTAIN MATTERS RELATING TO THE SERVICER

         The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

EVENTS OF SERVICING TERMINATION

         An Event of Servicing Termination under the Pooling and Servicing Agreement will occur (a) if the Servicer fails to make (i) any Servicing Advance within two business days or (ii) any other payment or deposit required under the Pooling and Servicing Agreement within three business days; (b) if the Servicer fails to submit a Servicer's Certificate, within two business days following notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any covenant or agreement in the Pooling and Servicing Agreement or the Certificates or (ii) if any representation or warranty of the Servicer in the Pooling and Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee or the Certificateholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by any Certificateholders or (y) the date on which any Servicing Officer or authorized Trust Officer knows, or reasonably should have known, of such failure or of such breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 90 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Services is generally not paying its debts as they come due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Pooling and Servicing Agreement except as specifically permitted therein.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination has occurred and is continuing, either the Trustee or the Majority Holders may terminate all (but not less than all) of the Servicer's rights and obligations under the Pooling and Servicing Agreement. Upon such termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement; provided, however, that the Trustee shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties, (ii) be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if the Trustee determines that the Service Advance would not be reimbursed or (iii) be liable for acts, omissions or breaches of representations or warranties by the Servicer or PLI occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Trustee also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement.

TERMINATION OF THE TRUST

         The Trust and the Pooling and Servicing Agreement will terminate, (i) at the option of the Holder of the Trust Certificate, at any time which is 123 days after the payment to Class A Certificateholders, Class B Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement, reducing the Class A Certificate Principal Balance and the Class B Certificate Principal Balance to zero, (ii) after the 60th day following the Expected Final Payment Date, if on such 60th day, the Class A Certificate Principal Balance and the Class B Certificate Principal Balance have not been reduced to zero, (iii) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Phoenix Finance Subsidiary for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 90 consecutive days, or (iv) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Phoenix Finance Subsidiary to any such appointment, the admission in writing by the Phoenix Finance Subsidiary of its inability to pay its debts as they become due or the determination by a court that the Phoenix Finance Subsidiary is generally not paying its debts as they come due. Upon termination of the Trust and the reduction of the Class A Certificate Principal Balance and the Class B Certificate Principal Balance to zero, any remaining property then held by the Trust shall be distributed to the Holder of the Trust Certificate.

         The respective representations, warranties and indemnities of PLI, the Servicer and the Depositor will survive any termination of the Trust and the Pooling and Servicing Agreement.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by agreement of the Trustee, the Depositor and the Servicer at any time, without consent of the Certificateholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Certificateholder.

         The Pooling and Servicing Agreement may also be amended from time to time by the Trustee, the Depositor, the Servicer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate or (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders.

         The Trustee is required under the Pooling and Servicing Agreement to furnish Certificateholders and the Rating Agencies with written notice of the substance of any such amendment to the Pooling and Servicing Agreement promptly upon execution of such amendment.

         The "Majority Holders" are, for so long as the Class A Certificates remain outstanding, Class A Certificateholders owning a majority in Percentage Interest of all Class A Certificates.

DUTIES AND IMMUNITIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by PLI or the Depositor of any funds paid to the Depositor in consideration of the sale of any Certificates. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling and Servicing Agreement.

         No recourse is available based on any provision of the Pooling and Servicing Agreement, the Certificates or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

         PLI, to the extent provided in the Contribution Agreement and the Pooling and Servicing Agreement, will agree to pay to the Trustee (a) reasonable compensation for its services, (b) reimbursement for its reasonable expenses and
(c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder.


                       PREPAYMENT AND YIELD CONSIDERATIONS

         On each Payment Date prior to the Initial Amortization Date, an amount equal to all Base Principal Amount, Residual Receipts and Defaulted Residual Receipts will be disbursed by the Trust in consideration of the transfer of New Transferred Property relating to Leases having an aggregate Lease Principal Balance on such Payment Date equal as nearly as practicable to the amount of such Base Principal Amount, Residual Receipts and Defaulted Residual Receipts. Beginning with the Initial Amortization Date, to the extent of Available Funds, an amount equal to Base Principal Amount and Residual Receipts shall be distributed as principal to the holders of the Class A Certificates and the Class B Certificates as described herein.

         Following the Interest-Only Period, the rate of principal payments on the Class A Certificates will be directly related to the rate of principal payments on the underlying Leases. If purchased at a price at other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on such Leases may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to Class A Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Leases from the pool and the deposit of the related Prepayment Amount or Reconveyance Amount into the Collection Account.

         The Leases generally do not provide for the right of the Lessee to prepay. Under the Pooling and Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Lease will be allowed in an amount less than the Prepayment Amount.

         The effective yield to Class A Certificateholders will depend upon, among other things, the price at which the Class Certificates are purchased, and the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Class A Certificateholders. The yield to Class A Certificateholders will be affected by lags between the time interest accrues to Class A Certificate holders and the time the related interest income is received by the Class A Certificateholders. See "Special Considerations - Maturity and Prepayment Considerations" in the Prospectus.

         Due to the subordination provisions applicable to the Certificates, it is likely that the Class A Principal Balance will amortize more rapidly than will the Initial Aggregate Lease Principal Balance. See "Summary of Terms -- Subordination Provisions" and "The Certificates -- Flow of Funds" in this Prospectus Supplement.


               CERTAIN FEDERAL AND STATE INCOME TAX CONSIDERATIONS

         The following is a general discussion of the material anticipated Federal income tax consequences to holders of the Certificates. This discussion does not purport to deal with all aspects of Federal income taxation that may be relevant to holders of the Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the Federal income tax laws (for example, banks, life insurance companies, dealers in securities, tax-exempt organizations and foreign persons). In addition, this discussion is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment, within the meaning of Section 1221 of the Code). Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of holding and disposing of the Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon the present provisions of the Code, the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

         Dewey Ballantine, special counsel to the Seller ("Special Counsel"), is of the opinion that although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for Federal income tax purposes the Certificates will be characterized as indebtedness that is secured by the Receivables, the issuance of the Certificates will not be treated as a sale of the Receivables and the Trust will not be an entity subject to Federal income tax. Such opinion is based, in part, upon (i) the agreement of the Seller and each Certificateholder to treat the Certificates for Federal, state, local and foreign and other tax purposes as indebtedness (and assumed compliance with such agreement), and (ii) Special Counsel's conclusion that the Federal income tax treatment of the Certificates will be determined based on the economic substance of transactions resulting from the Pooling and Servicing Agreement, the Prospectus Supplement, the Prospectus and the related documents. Notwithstanding such opinion of Special Counsel, there can be no assurance that the IRS will not take one or more possible contrary positions described below nor that courts will not impose a higher burden of proof on taxpayers with respect to transactions similar to the instant transaction.

         Except where indicated to the contrary, the following discussion assumes that the Certificates will be treated as indebtedness for Federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES

         Interest Income to Certificateholders. Interest on the Certificates will be taxable as ordinary income for Federal income tax purposes when received by Certificateholders utilizing the cash method of accounting and when accrued by Certificateholders utilizing the accrual method of accounting. Interest received on the Certificates also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

         Original Issue Discount. It is not anticipated that the Class A Certificates will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Class A Certificates. OID will be considered de minimis if it is less than 0.25% of the principal amount of Certificate multiplied by its expected weighted average life.

         Market Discount. A subsequent purchaser who buys a Certificate for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Certificate disposes of such Certificate (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Certificate. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Certificates and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Certificate over the purchaser's basis in the Certificate immediately after such purchaser acquired the Certificate. In general, market discount on a Certificate will be treated as accruing over the term of such Certificate in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Certificate, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Certificate at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on a Certificate will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Certificate multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Certificate and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys a Certificate for more than its principal amount generally will be considered to have purchased the Certificate at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Certificate and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Certificate over the period from the purchase date to the date of maturity of the Certificate. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

         Sale or Exchange of Certificates. If a Certificate is sold or exchanged, the seller of the Certificate will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Certificate. The adjusted basis of a Certificate will generally equal its cost, increased by any OID or market discount includible in income with respect to the Certificate through the date of sale and reduced by any principal payments previously received with respect to the Certificate, any payments allocable to previously accrued OID or market discount and any amortized market premium.

Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Under current United States Federal income tax law, generally a 31% "backup" withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the Trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain "exempt recipients" such as corporations. Each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on Internal Revenue Service From W-9 containing the Certificateholder's name, address, correct Federal taxpayer identification number and a statement that the Certificateholder is not subject to backup withholding.

         Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States Federal income tax liability, provided that the required information is provided to the IRS.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTEREST IN A PARTNERSHIP OR ASSOCIATION

         Although, as described above, it is the opinion of Special Counsel that the Certificates will properly be characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS and courts may impose a greater burden of proof on taxpayers in transactions similar to the instant transaction. Thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Certificates were not debt obligations for Federal income tax purposes, the arrangement between the Seller and the Certificateholders might be classified as a partnership for Federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

         If the transaction were treated as creating a partnership, the partnership itself would not be subject to Federal income tax (unless characterized as a "publicly traded partnership" taxable as a corporation); rather, the Servicer, the Seller and each Certificateholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Certificateholder would differ if the Certificates were held to constitute partnership interests, rather than indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a "publicly traded partnership" taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders treated as equity interests in such corporation generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. The Certificates treated as equity might include all of the Certificates or only the Class B Certificates and the Trust Certificate, with the Class A Certificates being treated as indebtedness.

         Generally, section 7704(b) of the Code provides that a partnership is a "publicly traded partnership" if interests in the partnership are traded on an established securities market, or are readily tradeable on a secondary market or a substantial equivalent. Securities are readily tradeable on a secondary market or the substantial equivalent of a secondary market if the buyer or seller of such securities may buy, sell, or exchange them in a manner economically comparable to trading on an established securities market (i.e., whenever interests are subject to firm-quote trading). Because there will be no restrictions imposed on the free transferability of the Certificates, there is a risk that if a partnership is deemed to be created, it will be classified as a publicly traded partnership. On May 1, 1995, the IRS issued proposed regulations under section 7704 that provide guidance regarding the classification of a partnership as a publicly traded partnership (the "Proposed Regulations"). The Proposed Regulations significantly narrow the circumstances under which a partnership may be excepted from classification as a publicly traded partnership. The regulations are proposed to be effective for existing entities for taxable years beginning after the adoption of final regulations. The Proposed Regulations are subject to change before being adopted in final form. There can be no assurance, therefore, that any Certificate recharacterized as equity by the IRS would qualify as nonpublicly traded or would be otherwise excepted from such classification pursuant to any safe harbors provided by the Proposed Regulations. Investors are urged to consult their own tax advisors with respect to issues relating to publicly traded partnerships.

         Since the Seller will treat the Certificates as indebtedness for Federal income tax purposes, the Trustee will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

STATE AND LOCAL TAX CONSEQUENCES

         State tax consequences to each Certificateholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Certificateholders in all the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state taxes.


                              ERISA CONSIDERATIONS

         By acceptance of a Class A Certificate, each Class A Certificateholder will be deemed to have represented and warranted that either (i) the Class A Certificateholder is not acquiring (or considered to be acquiring) the Class A Certificate with the assets of (a) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Benefit Plan") or (ii) Prohibited Transaction Class Exemption 84-14 applies to the acquisition and holding of the Class A Certificate by the Class A Certificateholder. The Depositor, PLI, the Phoenix Finance Subsidiary, the Trustee or certain of their affiliates may be considered to be parties in interest or fiduciaries with respect to certain Benefit Plans. Therefore, the acquisition or holding of a Class A Certificate by a Benefit Plan may be a prohibited transaction under ERISA and the Code unless Prohibited Transaction Class Exemption 84-14 issued by the U.S. Department of Labor applies to such acquisition and holding.

         Prohibited Transaction Class Exemption 84-14 may apply to the acquisition and holding of a Class A Certificate by certain "qualified professional asset managers." Qualified professional asset managers are banks, savings and loan associations, insurance companies and investment advisers (registered under the Investment advisers Act of 1940) which meet specified financial standards and which have acknowledged in a written management agreement that they are ERISA fiduciaries with respect to investments made on behalf of Benefit Plans.

         Even if such Class Exemption applies to the acquisition and holding of the Class A Certificates, it may not cover prohibited transactions under ERISA and the Code involving the operation of the Trust. Any fiduciary of a Benefit Plan considering whether to invest in the Class A Certificates on behalf of a

Benefit Plan should consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment.


                                     RATINGS

         As a condition to the issuance of the Class A Certificates, the Class A Certificates must be rated at least "A" by Duff & Phelps Credit Rating Co. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The rating assigned to the Class A Certificates addresses the likelihood of the receipt by Class A Certificateholders of all distributions to which such Class A Certificateholders are entitled. The rating assigned to the Class A Certificates does not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Certificateholders might suffer a lower than anticipated yield.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Class A Certificates dated November __, 1995, the Depositor has agreed to sell and Prudential Securities Incorporated (the "Underwriter") has agreed to purchase, the Class A Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Class A Certificates offered hereby if any of such Class A Certificates are purchased.

         The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Class A Certificates to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         For further information regarding any offer or sale of the Class A Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Methods of Distribution" in the Prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.


                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Phoenix Finance Subsidiary, PLI and the Servicer by Thelen, Marrin, Johnson & Bridges, and for the Underwriter by Dewey Ballantine, New York, New York. Certain Federal and state income tax matters will be passed upon for the Issuer by Dewey Ballantine, New York, New York.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                   Page
                                                                   ----
Actual Discount Rate.......................................           5
Actual Payment.............................................          42
Advance Payment Account....................................          40
Advance Payments...........................................          40
Assumed Discount Rate......................................          20
Available Funds............................................      10, 42
Base Principal Amount......................................  11, 12, 42
Benefit Plan...............................................          55
Calculation Date...........................................          42
Capital Assets.............................................          52
Cede.......................................................           2
Certificates...............................................       5, 37
Class A Base Principal Distribution Amount.................      11, 12
Class A Certificate Factor.................................          46
Class A Certificate Interest...............................          43
Class A Certificate Principal Balance......................          43
Class A Certificate Rate...................................          43
Class A Certificates.......................................           1
Class A Overdue Interest...................................          43
Class A Overdue Principal..................................      12, 43
Class A Percentage.........................................      10, 11
Class B Base Principal Amount..............................          12
Class B Base Principal Distribution Amount.................      11, 43
Class B Certificate Factor.................................          46
Class B Certificate Interest...............................          43
Class B Certificate Principal Balance......................          43
Class B Certificate Rate...................................          43
Class B Overdue Interest...................................          43
Class B Overdue Principal..................................      12, 43
Class B Percentage.........................................          11
Class B Termination Date...................................          43
Collection Account.........................................       8, 40
Collection Period..........................................          44
Commission.................................................           2
Contribution Agreement.....................................           3
Credit Administration......................................          30
Credit Reports.............................................          33
Defaulted Lease............................................      11, 19
Defaulted Residual Receipts................................          44
Delinquent Lease...........................................          13
Depositor..................................................        1, 3
Determination Date.........................................      13, 44
DTC........................................................           2
Equipment..................................................        1, 4
ERISA......................................................      15, 55
Event of Servicing Termination.............................      45, 49
Excess Amount..............................................       6, 18
Exchange Act...............................................           2
Final Lease Payment........................................       6, 18

                                                                    Page
                                                                    ----
GAAP.....................................................             18
Initial Aggregate Lease Principal Balance................              5
Initial Amortization Date................................              1
Initial Class A Principal Balance........................             44
Initial Class B Principal Balance........................             44
Initial Equipment........................................              4
Initial Leases...........................................              4
Initial Transferred Property.............................              3
Initial Unpaid Amount....................................             44
Insurance Policies.......................................             36
Interest Accrual Period..................................             44
Interest-Only Period.....................................          1, 44
investment income........................................             52
IRS .....................................................             52
Issuer ..................................................              3
Lease Principal Balance..................................             44
Leases ..................................................           1, 4
Lessee ..................................................              7
Majority Holders.........................................             50
Net leases...............................................          7, 17
New Equipment............................................              1
New Leases...............................................              1
New Transferred Property.................................              1
New Transferred Property Funding Account.................             40
Off lease................................................             32
OID .....................................................             53
Phoenix Finance Subsidiary...............................           1, 3
PLI .....................................................              1
Pool Factor..............................................             47
Pooling and Servicing Agreement..........................              1
Predecessor Receivable...................................             19
Prepayment...............................................             44
Prepayment Amount........................................          7, 44
Prepayments..............................................             44
Profile .................................................             30
Proposed Regulations.....................................             55
Prospectus...............................................              2
Publicly traded partnership..............................             54
Purchase Option Leases...................................          6, 18
Purchase Option Payments.................................          6, 18
Rating Agency............................................             15
Receivables..............................................          1, 37
Receivables Transfer Agreement...........................              4
Reconveyance Amount......................................  7, 19, 44, 45
Required Amortization Event..............................             45
Residual Receipts........................................  6, 10, 19, 45
Scheduled Payments.......................................             45
Securities Act...........................................             56
Servicer ................................................       1, 3, 25
Servicer Advance.........................................         13, 40
Servicer Fee.............................................             12

                                                              Page
                                                              ----
Servicer's Certificate.................................         41
Servicing Charges......................................         12
Subordinate Certificates...............................  5, 10, 37
Subordinated Amount....................................         45
Subsidiaries...........................................          3
Subsidiary.............................................          3
Substitute Receivable..................................         19
Supplementary Report...................................         48
Transfer Agreements....................................          4
Transferred Property...................................          4
Trust .................................................       1, 3
Trust's Certificate Principal Balance..................         45
Trustee ...............................................       1, 3
UCC ...................................................         18
Underwriter............................................      2, 56
Underwriting Agreement.................................         56

PROSPECTUS

              EQUIPMENT LEASE BACKED SECURITIES ISSUABLE IN SERIES

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                    Depositor

    This Prospectus describes certain Equipment Lease Backed Notes (the "Notes") and Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

    Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of operating leases, finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over- collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

    Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "SPECIAL CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

    RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
                The date of this Prospectus is December 2, 1994.

                              PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables, (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

    The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, 130 John Street, New York, New York 10038,
Attention: Timothy Mas.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer.......................         With respect to each series of Securities,
                                      either the Depositor, a special-purpose
                                      finance subsidiary of the Depositor which may be organized and established by the Depositor with respect to one or more
                                      Trust Funds (each such special-purpose
                                      finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Depositor. For purposes of this Prospectus, the term "Depositor" includes the term "Transferor". The Depositor, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See
                                      "The Issuer."

Depositor....................         Prudential Securities Secured Financing
                                      Corporation, formerly known as P-B Secured
                                      Financing Corporation (the "Depositor"), a
                                      Delaware corporation, a wholly-owned
                                      limited purpose finance subsidiary of
                                      Prudential Securities Group Inc. The
                                      Depositor's principal executive offices
                                      are located at 130 John Street, New York,
                                      New York 10038, and its telephone number is (212) 214-7435. See "The Depositor."

Servicer.....................         The Servicer for each Trust Fund will be
                                      specified in the applicable Prospectus
                                      Supplement. The Servicer will service the Receivables comprising each Trust Fund and administer each Trust Fund pursuant to the related Servicing Agreement. The Servicer may subcontract all or any portion of its obligations as Servicer under each
                                      Servicing Agreement to qualified
                                      subservicers (each, a "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See
                                      "Servicing of the Receivables."

Originator(s)................         The Depositor will acquire the Receivables
                                      from one or more affiliates of the
                                      Depositor or from one or more entities
                                      which are unaffiliated with the Depositor
                                      (any such affiliate or unaffiliated
                                      entity, an "Originator"). The Receivables will be either (i) originated by the related Originator, (ii) originated by various manufacturers of Equipment
                                      ("Vendors") and acquired by the related
                                      Originator or (iii) acquired by the
                                      related Originator from other originators or owners of Receivables. In addition, to the extent that the Depositor acquires
                                      Receivables directly from a Vendor, such Vendor will be the Originator for purposes of the related Receivables and this Prospectus. See "The Originator and the
                                      Servicer".

Trustee......................         The Trustee for each series of Securities
                                      will be specified in the related
                                      Prospectus Supplement. In addition, a
                                      Trust may separately enter into an
                                      Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the
                                      Investment Company Act of 1940.

The Securities ..............         Each Class of Securities of any series
                                      will evidence beneficial ownership in a
                                      segregated pool of assets (each, a "Trust
                                      Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such
                                      Securities, "Notes"), as described herein and in the related Prospectus Supplement.
                                      Each Trust Fund may consist of any
                                      combination of operating leases, finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each
                                      Trust Fund also may include the underlying equipment and property relating thereto, together with the proceeds thereof (the
                                      "Equipment" and together with the
                                      Contracts, the "Receivables").

                                      The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial
                                      Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Equipment will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

                                      No Trust Fund will include Receivables
                                      with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, the Receivables may generally include Contracts and Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment" which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

                                      If and to the extent specified in the
                                      related Prospectus Supplement, credit
                                      enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                                      With respect to Securities issued by a
                                      Trust, each Trust will be established
                                      pursuant to an agreement (each, a "Pooling
                                      Agreement") by and between the Depositor and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                                      With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Fund and securing the debt issued by the related Issuer.

                                      The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                                      In the case of any individual Trust Fund, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                                   Securities Will Be Non-Recourse.

                                      The Securities will not be obligations,
                                      either recourse or non-recourse (except
                                      for certain non-recourse debt described
                                      under "Certain Tax Considerations"), of
                                      the Depositor, the related Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Depositor, the related Servicer, the related Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                                   General Nature of the Securities as
                                   Investments.

                                      All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                                      Additionally, all of the Securities
                                      offered pursuant to this Prospectus and
                                      the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                                      Each series or Class of Fixed Income
                                      Securities offered pursuant to this
                                      Prospectus may have a different Interest
                                      Rate, which may be a fixed or adjustable
                                      Interest Rate. The related Prospectus
                                      Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                      A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or
                                      (ii) to interest distributions, with
                                      disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                                      If so provided in the related Prospectus
                                      Supplement, a series may include one or
                                      more other Classes of Fixed Income
                                      Securities (collectively, the "Senior
                                      Securities") that are senior to one or
                                      more other Classes of Fixed Income
                                      Securities (collectively, the "Subordinate
                                      Securities") in respect of certain
                                      distributions of principal and interest
                                      and allocations of losses on Receivables.

                                      In addition, certain Classes of Senior (or
                                      Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                                   General Payment Terms of Securities.

                                      As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                                      The related Prospectus Supplement will
                                      describe a date (the "Record Date")
                                      preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                                      Each Trust Agreement will describe a
                                      period (each, a "Remittance Period")
                                      preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                      In addition, and as may be described in
                                      the related Prospectus Supplement, the
                                      related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to
                                      Securityholders.

                                      Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or
                                      (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                                      As more fully specified in the related
                                      Prospectus Supplement, neither the
                                      Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee, or any of their affiliates.

No Investment Companies......         Neither the Depositor nor any Trust will
                                      register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Equity Interest..........         With respect to each Trust, the "Equity
                                      Interest" at any time represents the
                                      rights to the related Trust Fund in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Equity Interest in any Trust Fund will fluctuate as the aggregate
                                      Discounted Contract Balance of such Trust
                                      Fund changes from time to time. In
                                      addition, the Depositor may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time and any such issuance will have the effect of decreasing the Equity Interest in the related Master Trust to the extent of the aggregate principal amount of the
                                      Securities. See "Description of Securities
                                      -- Master Trusts." A portion of the Equity interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance of
Additional Series ...........         As may be described in the related
                                      Prospectus Supplement, a Trust Agreement may authorize the Trustee to issue certificates (the "Equity Certificates") evidencing the Equity Interest in a Master
                                      Trust, and may provide that, pursuant to any one or more supplements to such Trust
                                      Agreement, the Depositor may cause the
                                      related Trustee to issue one or more new series of Securities and accordingly cause a reduction in the related Equity Interest in such Master Trust represented by the related Equity Certificate. Under each such Trust Agreement (each, a "Master
                                      Trust Agreement"), the Depositor may
                                      determine the terms of any such new
                                      series. See "Description of the Securities
                                      -- Master Trusts."

                                      The Depositor may cause the related
                                      Trustee to offer any such new series to
                                      the public or other investors, in
                                      transactions either registered under the
                                      Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                                      A new series to be issued by a Trust which has a series outstanding may, unless otherwise described in the related Prospectus Supplement, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts", including, among others, that such issuance will not effect the rating given to any existing series issued by such Master Trust. Securities secured by Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization .....         As described in the related Trust
                                      Agreement and the related Prospectus
                                      Supplement, the source of payment for
                                      Securities of each series will be the
                                      assets of the related Trust Fund only.

                                      However, as may be described in the
                                      related Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Trust Fund...................         As specified in the related Prospectus
                                      Supplement, each Trust Fund will consist of the related Contracts, and may include the related Equipment. If and to the extent specified in the related Prospectus
                                      Supplement, credit enhancement with
                                      respect to a Trust Fund or any class of
                                      Securities may include any one or more of the following: a Policy issued by an insurer specified in the related
                                      Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the
                                      Trust Agreement -- Credit and Cash Flow
                                      Enhancement." The Contracts are
                                      obligations for the lease (a "Lease") or purchase of the Equipment, or evidence borrowings used to acquire the Equipment, entitling the obligor thereunder (the
                                      "Lessor") to payments of rent and related payments and to either the return of the Equipment at the termination of the related Contract or, with respect to certain of the Contracts, the payment of a purchase price for the Equipment at the election of the obligee thereunder (the
                                      "Lessee").

                                      The Leases will be of two general types, operating leases and finance leases. "Operating Leases" usually have a term of three years or less, whereas "Finance Leases" usually have a term greater than three years. In a Finance Lease, the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with

                                      Statement of Financial Accounting
                                      Standards No. 13 ("FASB 13"), a Lease is classified as a Finance Lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the Lease transfers title and ownership of the Equipment to the Lessee by the end of the Lease term; (2) the Lease contains a bargain purchase option; (3) the Lease term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum Lease payments is at least 90% of the fair market value of the Equipment at inception of the Lease. All Leases which do not meet the criteria of Finance Leases are classified, in accordance with FASB 13, as Operating Leases. Installment sale contracts and loan contracts (the "Purchase Contracts") secured by the related Equipment provide for scheduled payments which fully amortize the amount financed by an obligor. The related Prospectus Supplement will describe the type and characteristics of the Contracts included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                                      The Receivables comprising a Trust Fund
                                      will be acquired by the Depositor from the related Originator; such Receivables will have theretofore been either (i) originated by such Originator, (ii) originated by Vendors and acquired by such Originator or (iii) acquired by such Originator from other originators or owners of Receivables.

                                      With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s), the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                                      The "Discounted Contract Balance" of a
                                      Contract as of any Cut-Off Date is the
                                      present value of all of the remaining
                                      payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                                      In addition, if so specified in the
                                      related Prospectus Supplement, the Trust
                                      Fund will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement.

                                      If and to the extent provided in the
                                      related Prospectus Supplement, the
                                      Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of Securities...         Securities may be represented by global
                                      securities registered in the name of Cede
                                      & Co. ("Cede"), as nominee of The
                                      Depository Trust Company ("DTC"), or
                                      another nominee. In such case,
                                      Securityholders will not be entitled to
                                      receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See
                                      "Description of the Securities -- Book
                                      Entry Registration" herein.

Credit and Cash Flow
Enhancement .................         If and to the extent specified in the
                                      related Prospectus Supplement, credit
                                      enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement (a "Security
                                      Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                                      Supplement. See "Description of the Trust
                                      Agreement -- Credit and Cash Flow
                                      Enhancement."

Receivables Acquisition
Agreement....................         As more fully described in the related
                                      Prospectus Supplement, the Depositor
                                      and/or the related Originator will be
                                      obligated to acquire from the related
                                      Trust Fund any Receivable transferred
                                      pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related
                                      Receivables Acquisition Agreement
                                      contemporaneously with the Depositor's
                                      acquisition of such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which the related Originator has breached a representation or warranty is subject to the related Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related
                                      Prospectus Supplement, the Depositor may from time to time reacquire certain
                                      Receivables or substitute other
                                      Receivables for such Receivable held by a Trust Fund, subject to specified conditions set forth in the related Trust
                                      Agreement and Receivables Acquisition
                                      Agreement.

Servicer's Compensation......         The Servicer shall be entitled to receive
                                      a fee for servicing the Contracts of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund, as set forth in the related Prospectus Supplement. See
                                      "Description of the Trust

                                      Agreements--Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Contracts.............         With respect to the transfer of the
                                      Contracts to the related Trust pursuant to a Pooling Agreement or the pledge of the related Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Depositor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each Prospectus
                                      Supplement will specify what actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related
                                      Prospectus Supplement, may also be made by the Depositor with respect to the Equipment.

                                      Each Prospectus Supplement will specify if the related Originator or the Depositor has filed or will be required to file UCC (as herein defined) financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. See "Special Considerations -- Certain Legal Aspects" and "Interests in the Conveyed Property -- UCC and Bankruptcy Considerations."

Optional Termination.........         The related Servicer, the related
                                      Originator, the Depositor, or, if
                                      specified in the related Prospectus
                                      Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust Agreement -
                                      Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination........         The Trustee, the related Servicer or
                                      certain other entities specified in the
                                      related Prospectus Supplement may be
                                      required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund or otherwise, under other circumstances and in the manner specified in "The Trust
                                      Agreement - Termination; Retirement of
                                      Securities" and in the related Prospectus
                                      Supplement.

Tax Considerations...........         Securities of each series offered hereby
                                      will, for federal income tax purposes,
                                      constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code
                                      ("Grantor Trust Securities"), (ii) debt
                                      issued by a Trust or by the Depositor
                                      ("Debt Securities") or (iii) interests in a Trust which is treated as a partnership
                                      ("Partnership Interests").

                                      The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                                      Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations.........         The Prospectus Supplement for each series
                                      of Securities will summarize, subject to the limitations discussed therein, considerations under the Employee
                                      Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings......................         Each Class of Securities offered pursuant
                                      to this Prospectus and the related
                                      Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the
                                      Securities Exchange Act of 1934, as
                                      amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related
                                      Securities in accordance with the terms
                                      thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                                      The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                             SPECIAL CONSIDERATIONS

         Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

         LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         OWNERSHIP OF CONTRACTS. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

         SECURITY INTEREST IN THE EQUIPMENT. Unless otherwise described in the related Prospectus Supplement, the related Originator will also contribute all of its right, title and interest in and to the related Equipment to the Depositor. If title to the Equipment is transferred, the Receivables Acquisition Agreement shall require the Originator to make certain representations and warranties with respect to the transfer of title and perfection and priority of a security interest, if any, in the Equipment. The Depositor may also transfer the Equipment to a Trust or may pledge all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Depositor may warrant (a) if the Depositor transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Trust or it has granted to the Trust a security interest in such Equipment, or (b) if the Depositor retains title, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.

         As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Originators nor the Depositor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment. Neither the Originators nor the Depositor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Fund receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.

         RESTRICTIONS ON RECOVERIES. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

         In the event that the Depositor or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         INSOLVENCY AND BANKRUPTCY MATTERS. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

         Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

         With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

         The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

         Lessees of the Equipment may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

         EQUIPMENT OBSOLESCENCE. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         DELINQUENCIES. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its equipment lease portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

         SUBORDINATION; LIMITED ASSETS. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the

Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

         MASTER TRUSTS. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities--Master Trusts."

         BOOK-ENTRY REGISTRATION. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

         SECURITY RATING. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

         MATURITY AND PREPAYMENT CONSIDERATIONS. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

         The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

         Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

         CERTAIN UCC CONSIDERATIONS. Certain states have adopted a version of
Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

         CONTRACTS RELATED TO SOFTWARE AND SERVICES. Certain Contracts, as described in the related Prospectus Supplement, may relate to software and services that are not owned by the related Originator and in which no related interest will be transferred to the Issuer. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.


                                 THE TRUST FUNDS

         The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement,
(iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the proceeds of any repossessed Equipment related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the

Trustee on behalf of the related Trust Fund for the benefit of the holders of one ore more classes of Securities.

         The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various Vendors and acquired by the related Originator or (iii) acquired by the related Originator from originators or other lessors of Receivables.

         The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Equipment will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

         No Trust Fund will include Receivables with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, Receivables may include Contracts and Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment" which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

         The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

         With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or
(ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

         The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.


                                   THE ISSUERS

         With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related

Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

         Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

         If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Contracts, and the proceeds from the sale of Equipment which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.


                                 THE RECEIVABLES

RECEIVABLES POOLS

         Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.


DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

         Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.


MATURITY AND PREPAYMENT CONSIDERATIONS

         As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.


ACQUISITION OF RECEIVABLES FROM ORIGINATORS

         The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

         The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing equipment leases in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.


                                  POOL FACTORS

         The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

         As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                 USE OF PROCEEDS

         The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at 130 John Street, New York, New York 10038. Its telephone number is (212) 214-7435.

         As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

         Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.



                                   THE TRUSTEE

         The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

         With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

         All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

         Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more Classes of Strip Securities entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

         In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

         As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

         Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

         Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

         As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

MASTER TRUSTS

         As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

         Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

         Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

BOOK-ENTRY REGISTRATION

         As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

         Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

         As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

               (i) the amount of the distribution with respect to each class of Securities;

               (ii)     the amount of such distribution allocable to principal;

               (iii)    the amount of such distribution allocable to interest;

               (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

               (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

               (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

               (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

               (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

         Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


                       DESCRIPTION OF THE TRUST AGREEMENTS

         The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.


ACQUISITION OF THE RECEIVABLES PURSUANT TO A RECEIVABLES ACQUISITION AGREEMENT

         On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

         As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or

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
the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.


ACCOUNTS

     With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

     Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as

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
applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.


THE SERVICER

     The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

     Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.


SERVICING PROCEDURES

     Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

     The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.


PAYMENTS ON RECEIVABLES

     With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection

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
period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.


SERVICING COMPENSATION

     As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

     Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

     The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the related Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

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
CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.


STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".


EVIDENCE AS TO COMPLIANCE

     Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

     Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

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
CERTAIN MATTERS REGARDING THE SERVICERS

     Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

     Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.


SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT

     As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been

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
appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.


WAIVER OF PAST DEFAULTS

     With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


AMENDMENT

     As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


INSOLVENCY EVENT

     As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Fund, the related Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Depositor) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such

Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


TERMINATION

     With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Contracts that comprise the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.

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
THE EQUIPMENT

     The related Originator will convey such Originator's interest in the related Equipment to the Depositor. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the related Servicer on behalf of the Trust.

     In the event of a default by the Lessee, the related Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the related Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Trust Fund, release such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.

     Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trust Fund, the related Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that such Servicer elects to repossess and sell such leased Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the related Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the related Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Receivables may be leased by the Originator to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment (equipment leased pursuant to a Finance Lease or an Operating Lease), may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.


                           CERTAIN TAX CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.


                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

     The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Depositor with institutional investors through dealers;

          3. By direct placements by the Depositor with institutional investors; and

          4. By competitive bid.

     In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

     A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.



                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS


     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities....................................             6
Additional Receivables................................            11
Article 2A ...........................................            18
Bankruptcy Code.......................................            38
Cede .................................................            11
CEDEL Participants....................................            27
Certificates .........................................           1,4
Class ................................................             1
Collection Account....................................            30
Collection Period.....................................            32
Commission ...........................................             2
Contracts ............................................           1,4
Cooperative ..........................................            27
Credit Enhancement....................................            17
Credit Enhancer.......................................            17
Debt Securities.......................................            12
Definitive Securities.................................            28
Depositaries .........................................            25
Depositor ............................................          3,22
Direct Participants...................................            17
Discounted Contract Balance...........................            10
Distribution Account..................................            30
DTC ..................................................            11
Eligible Deposit Account..............................            30
Eligible Institution..................................            30
Eligible Investments..................................            30
Equipment ............................................           1,4
Equity Certificates...................................             8
ERISA ................................................            13
Euroclear Operator....................................            27
Euroclear Participants................................            27
Exchange Act  ........................................          2,13
FASB 13 ..............................................            10
Finance Leases........................................             9
Finance Subsidiary....................................            15
Fixed Income Securities...............................             6
Grantor Trust Securities..............................            12
Indenture ............................................             5
Indenture Trustee.....................................             5
Indirect Participants.................................         17,26
Insolvency Event......................................            34
Insolvency Laws.......................................            15
Interest Rate ........................................           2,6
Investment Company Act................................             8
Investment Earnings...................................            30
Issuer ...............................................           1,3
Lease ................................................             9
Lessee ...............................................             9
Lessor ...............................................             9

Master Trust .........................................             8
Master Trust Agreement................................             8
Master Trust New Issuance.............................            24
Notes ................................................           1,4
Operating Leases......................................             9
Originator ...........................................           1,3
Participants .........................................            25
Partnership Interests.................................            12
Pass-Through Rate.....................................             2
Payment Date .........................................             7
Policy ...............................................           1,4
Pool Balance .........................................            21
Pool Factor ..........................................            21
Pooling Agreement.....................................             5
Pre-Funding Account...................................            10
Pre-Funding Period....................................            10
Prepayment ...........................................            17
Prospectus Supplement.................................             1
Purchase Contracts....................................            10
Ratings Effect........................................         17,25
Receivables ..........................................           1,5
Receivables Acquisition Agreement.....................         19,21
Record Date ..........................................             7
Registration Statement................................             2
Remittance Period.....................................             7
Rules ................................................            26
Securities ...........................................             1
Securities Act........................................             2
Security Insurer......................................            11
Securityholders.......................................             7
Senior Securities.....................................             6
Servicer .............................................             1
Servicer Defaults.....................................            33
Servicing Agreement...................................             5
Servicing Fee ........................................            32
Servicing Fee Rate....................................            32
Strip Securities......................................             6
Sub-Servicer .........................................             3
Subordinate Securities................................             6
Terms and Conditions..................................            27
Transferor ...........................................             3
Trust ................................................           1,3
Trust Accounts........................................            30
Trust Agreement.......................................             5
Trust Fund ...........................................           1,4
Trustee ..............................................             5
Vendor(s) ............................................             3

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          ---------------------------

                               TABLE OF CONTENTS

          PROSPECTUS SUPPLEMENT             PAGE
                                            ----
Available Information.....................  S-2
Reports to Certificateholders.............  S-2
Summary of Terms..........................  S-3
Special Considerations....................  S-16
The Receivables Pool......................  S-16
The Servicer..............................  S-25
The Servicer's Growth Capital Portfolio...  S-30
The Servicer's Franchise Business Lease
  Portfolio...............................  S-33
The Trustee...............................  S-35
The Trust.................................  S-36
Description of the Certificates...........  S-36
Prepayment and Yield Considerations.......  S-51
Certain Federal and State Income Tax
  Considerations..........................  S-52
ERISA Considerations......................  S-55
Ratings...................................  S-56
Method of Distribution....................  S-56
Legal Matters.............................  S-56
Index of Principal Defined Terms..........  S-57

                  PROSPECTUS

Prospectus Supplement.....................    2
Available Information.....................    2
Incorporation of Certain Documents by
  Reference...............................    2
Reports to Securityholders................    2
Summary of Terms..........................    3
Special Considerations....................   14
The Trust Funds...........................   18
The Issuers...............................   19
The Receivables...........................   20
Pool Factors..............................   21
Use of Proceeds...........................   21
The Depositor.............................   22
The Trustee...............................   22
Description of the Securities.............   22
Description of the Trust Agreements.......   29
Certain Legal Aspects of the
  Receivables.............................   36
Certain Tax Considerations................   38
ERISA Considerations......................   38
Methods of Distribution...................   38
Legal Opinions............................   39
Financial Information.....................   40
Additional Information....................   40
Index of Terms............................   41

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                             PSSFC EQUIPMENT LEASE
                                  TRUST 1995-1

                           $21,423,000 CLASS A 6.85%
                           LEASE BACKED CERTIFICATES

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------

                             PRUDENTIAL SECURITIES
                               SECURED FINANCING
                                  CORPORATION

                                PHOENIX LEASING
                                  INCORPORATED

                                     [LOGO]

                             PRUDENTIAL SECURITIES
                                  INCORPORATED

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHETHER ACTING AS UNDERWRITERS(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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